                                                                   Exhibit 10.1

               --------------------------------------------------

                           WEIRTON STEEL CORPORATION,
                 AS CHAPTER 11 DEBTOR AND DEBTOR-IN-POSSESSION,
                                   AS BORROWER
               --------------------------------------------------


               ==================================================

                              DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT

                            Dated: As of May 20, 2003

                                  $225,000,000
               ==================================================


               --------------------------------------------------

                            FLEET CAPITAL CORPORATION
                INDIVIDUALLY AND AS AGENT FOR ANY LENDER WHICH IS
                            OR BECOMES A PARTY HERETO

               --------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.  CREDIT FACILITY.......................................................................................1
   1.1.      Loans................................................................................................1
   1.2.      Letters of Credit; LC Guaranties.....................................................................3
   1.3.      Term Loan............................................................................................4

SECTION 2.  INTEREST, FEES AND CHARGES............................................................................5
   2.1.      Interest.............................................................................................5
   2.2.      Computation of Interest and Fees.....................................................................6
   2.3.      Closing Fees.........................................................................................6
   2.4.      Letter of Credit and LC Guaranty Fees................................................................6
   2.5.      Unused Line Fee......................................................................................6
   2.6.      Term Loan Prepayment Fee.............................................................................7
   2.7.      Audit Fees...........................................................................................7
   2.8.      Reimbursement of Expenses............................................................................7
   2.9.      Bank Charges.........................................................................................8
   2.10.     Collateral Protection Expenses; Appraisals...........................................................8
   2.11.     Payment of Charges...................................................................................9
   2.12.     No Deductions........................................................................................9
   2.13.     Certain Administrative Fees..........................................................................9
   2.14.     Deferred Fee........................................................................................10

SECTION 3.  LOAN ADMINISTRATION..................................................................................10
   3.1.      Manner of Borrowing Loans/LIBOR Option..............................................................10
   3.2.      Payments............................................................................................14
   3.3.      Reductions/Prepayments..............................................................................16
   3.4.      Application of Payments and Collections.............................................................19
   3.5.      All Loans to Constitute One Obligation..............................................................20
   3.6.      Loan Account........................................................................................21
   3.7.      Statements of Account...............................................................................21
   3.8.      Increased Costs.....................................................................................21
   3.9.      Basis for Determining Interest Rate Inadequate......................................................22
   3.10.     Sharing of Payments, Etc............................................................................23
   3.11.     Estoppel Certificate................................................................................23

SECTION 4.  TERM AND TERMINATION.................................................................................24
   4.1.      Term of Agreement...................................................................................24
   4.2.      Termination.........................................................................................24

SECTION 5.  SECURITY INTERESTS...................................................................................25
   5.1.      Security Interest in Collateral.....................................................................25


   5.2.      Other Collateral....................................................................................26
   5.3.      Lien Perfection; Further Assurances.................................................................27
   5.4.      Lien on Realty......................................................................................27

SECTION 6.  COLLATERAL ADMINISTRATION............................................................................28
   6.1.      General.............................................................................................28
   6.2.      Administration of Accounts..........................................................................30
   6.3.      Administration of Inventory.........................................................................32
   6.4.      Records and Schedules of Equipment..................................................................32
   6.5.      Payment of Charges..................................................................................32

SECTION 7.  REPRESENTATIONS AND WARRANTIES.......................................................................32
   7.1.      General Representations and Warranties..............................................................32
   7.2.      Continuous Nature of Representations and Warranties.................................................42
   7.3.      Survival of Representations and Warranties..........................................................42

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS..................................................................43
   8.1.      Affirmative Covenants...............................................................................43
   8.2.      Negative Covenants..................................................................................48
   8.3.      Specific Covenants..................................................................................56

SECTION 9.  CONDITIONS PRECEDENT.................................................................................57
   9.1.      Conditions to Effectiveness of this Agreement.......................................................57
   9.2.      Conditions to Future Advances.......................................................................58

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................59
   10.1.     Events of Default...................................................................................59
   10.2.     Acceleration of the Obligations.....................................................................63
   10.3.     Other Remedies......................................................................................64
   10.4.     Set Off and Sharing of Payments.....................................................................65
   10.5.     Remedies Cumulative; No Waiver......................................................................66

SECTION 11.  THE AGENT...........................................................................................66
   11.1.     Authorization and Action............................................................................66
   11.2.     Agent's Reliance, Etc...............................................................................67
   11.3.     Fleet and Affiliates................................................................................68
   11.4.     Lender Credit Decision..............................................................................68
   11.5.     Indemnification.....................................................................................68
   11.6.     Rights and Remedies to be Exercised by Agent Only...................................................69
   11.7.     Agency Provisions Relating to Collateral............................................................69
   11.8.     Agent's Right to Purchase Commitments...............................................................70
   11.9.     Right of Sale, Assignment, Participations...........................................................70
   11.10.    Amendment...........................................................................................72
   11.11.    Resignation of Agent; Appointment of Successor......................................................74


   11.12.    Term Loan Representative............................................................................74

SECTION 12.  MISCELLANEOUS.......................................................................................74
   12.1.     Power of Attorney...................................................................................74
   12.2.     Indemnity...........................................................................................76
   12.3.     Sale of Interest....................................................................................76
   12.4.     Severability........................................................................................76
   12.5.     Successors and Assigns..............................................................................76
   12.6.     Cumulative Effect; Conflict of Terms................................................................77
   12.7.     Execution in Counterparts...........................................................................77
   12.8.     Notice..............................................................................................77
   12.9.     Consent.............................................................................................78
   12.10.    Credit Inquiries....................................................................................79
   12.11.    Time of Essence.....................................................................................79
   12.12.    Entire Agreement....................................................................................79
   12.13.    Interpretation......................................................................................79
   12.14.    Confidentiality.....................................................................................79
   12.15.    GOVERNING LAW; CONSENT TO FORUM.....................................................................79
   12.16.    WAIVERS BY BORROWER.................................................................................81
   12.17.    Advertisement.......................................................................................81
   12.18.    Marshalling of Payments.............................................................................81
   12.19.    Independence of Covenants...........................................................................82
   12.20.    Obligations Several; Independence of Lenders' Obligations; Damages Waiver...........................82

                              DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT


     THIS DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT is made as of this 20th day of May, 2003, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the LENDERS and WEIRTON STEEL CORPORATION, Chapter 11 Debtor and Debtor-In-Possession, a Delaware corporation with its principal executive office at 400 Three Springs Drive, Weirton, West Virginia 26062 ("Borrower"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $225,000,000 available upon Borrower's request therefor, as follows:

     1.1. Loans.


          1.1.1. Revolving Credit Loans. Each Revolving Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Revolving Lender's Revolving Loan Commitment minus the product of such Revolving Lender's Revolving Loan Percentage and the LC Amount minus the product of such Revolving Lender's Revolving Loan Percentage and reserves, if any or (ii) the product of such Revolving Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC Amount minus reserves, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in its judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) potential dilution related to Accounts; (iii) shrinkage and obsolescence of Borrower's Inventory; (iv) slow moving, damaged or defective Inventory; (v) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this

     Agreement; (vi) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; (vii) amounts that may be owing by Borrower in connection with Product Obligations; (viii) the amount of the Carveout; (ix) the amount of Proceed Receipts under subsection 3.3.1; (x) the amount of accrued and unpaid interest in respect of the Exchange Indentures; and (xi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. Notwithstanding the foregoing, Agent shall not establish any reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Inventory or Eligible Accounts, as applicable. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral. The Revolving Credit Loans may be repaid and reborrowed without penalty, subject to the provisions of subsection 3.2.5.

          1.1.2. Intentionally Omitted.

          1.1.3. Use of Proceeds. On the Effective Date, Revolving Lenders shall make Revolving Credit Loans in an amount sufficient to repay in full the Prepetition Obligations outstanding as of the Filing Date. Subsequent advances of the Revolving Credit Loans shall be used solely for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and for other purposes permitted under this Agreement. In particular, Borrower shall be entitled to use such proceeds of the Revolving Credit Loans to pay all fees and professional fees and expenses payable to Agent and Lenders hereunder, whether or not incurred prior to or after the Filing Date. In no event shall any portion of the Revolving Credit Loans be used to pay costs or expenses incurred in connection with any prosecution or other action regarding, or any objection to, (a) any claims under the Prepetition Loan Documents or any Liens securing the Prepetition Obligations or against the Prepetition Agent or any Prepetition Lender or (b) any claims under the Loan Documents or any Liens securing the Obligations or against the Agent or any Lender.

          1.1.4. Collateral Protection Loans. Upon the occurrence and during the continuance of an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans, in an aggregate amount not to exceed $7,000,000, if Agent deems that such Revolving Credit Loans are necessary to protect all or any portion of the Collateral (hereinafter, "Collateral Protection Loans"). Each Revolving Lender shall be obligated to advance its Revolving Loan Percentage of each such Collateral Protection Loan. If Collateral Protection Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base shall be deemed increased by the amount of such permitted Collateral Protection Loans, but only for so long as Agent allows such Collateral Protection Loans to be outstanding, and (b) all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Collateral Protection Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement. In no event shall Agent make Collateral Protection Loans under this subsection 1.1.4 to the extent such Collateral Protection Loans would cause a

     Revolving Lender's share of the Revolving Credit Loans (inclusive of such Collateral Protection Loans) to exceed such Revolving Lender's Revolving Loan Commitment minus the product of such Revolving Lender's Revolving Loan Percentage and the LC Amount minus the product of such Revolving Lender's Revolving Loan Percentage and reserves, if any. Notwithstanding the foregoing, if Agent declines to make any Collateral Protection Loans after request therefor by Majority Term Lenders, Term Loan Representative shall have the right to do so after notice thereof to Agent and the amount thereof shall be treated as Collateral Protection Loans for all purposes of this Agreement; provided, that such Collateral Protection Loans shall not increase the Borrowing Base and Revolving Credit Lenders shall have no obligation to make any portion of such Collateral Protection Loans. Collateral Protection Loans shall be repaid out of the proceeds of the assets with respect to which such Collateral Protection Loans were incurred, as provided in subsection 3.3.2.

          1.1.5. Swingline Loans. In order to reduce the frequency of transfers of funds from Revolving Lenders to Agent for making Revolving Credit Loans and for so long as no Default or Event of Default exists, Agent shall be permitted (but not required) to make Revolving Credit Loans to Borrower upon request by Borrower (such Revolving Credit Loans to be designated as "Swingline Loans") provided that the aggregate amount of Swingline Loans outstanding at any time will not (i) exceed $10,000,000; (ii) when added to the principal amount of all other Revolving Credit Loans then outstanding plus the LC Amount, exceed the total Revolving Credit Commitments of all Revolving Lenders; or (iii) when added to the principal amount of all other Revolving Credit Loans then outstanding plus the LC Amount plus reserves, if any, exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, repay and reborrow Swingline Loans. All Swingline Loans shall be treated as Revolving Credit Loans for purposes of this Agreement, except that all Swingline Loans shall be Base Rate Portions. Revolving Lenders shall reimburse Agent for their pro rata portions of the Swingline Loans on a weekly (or more frequently, as determined by Agent in its sole discretion) basis, in accordance with their respective Revolving Loan Percentages.

     1.2. Letters of Credit; LC Guaranties.

     Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by Borrower, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by Borrower, shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and standby letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed); provided that the LC Amount shall not exceed $5,000,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date after the 30th day prior to the last scheduled day of the Term. Notwithstanding anything to the contrary contained herein, Borrower, Agent and Revolving Lenders hereby agree that all LC Obligations and all obligations of Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrower hereby acknowledges are requested and Revolving Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Revolving Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Revolving Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Revolving Lender's Revolving Loan Percentage. As of the Effective Date, certain letters of credit and letter of credit guaranties are outstanding under the Prepetition Loan Agreement, as described on Exhibit 1.2 (the "Existing Letters of Credit"). Borrower, Agent and Lenders agree that upon the Effective Date, the Existing Letters of Credit shall be deemed for all purposes hereunder to be Letters of Credit or LC Guaranties, as applicable, issued under this Agreement.

     1.3. Term Loan.

     Each Term Lender, severally and not jointly, agrees to make a term loan (collectively, the "Term Loan") to Borrower on the Effective Date, in the aggregate principal amount of such Term Lender's Term Loan Commitment, which shall be repayable in accordance with the terms of this Agreement and the Term Notes and shall be secured by all of the Collateral. The aggregate amount of the Term Loan Commitments is $25,000,000. The proceeds of the Term Loan, less the amount of the Term Loan Closing Fee paid on the Effective Date pursuant to
Section 2.3, shall be funded directly into a cash Collateral account at Bank, which shall be pledged to Agent as security for the Obligations (the "Term Loan Cash Collateral"). Upon the satisfaction in full of the Conditions to Release on or prior to the 30th day after the Filing Date, unless extended by all Lenders, the Term Loan Cash Collateral shall be released to Agent for application against the Revolving Credit Loans (but such application shall not reduce the Revolving Loan Commitments). The proceeds of the Term Loan, once so paid to Agent , shall be used for the purposes and subject to the limitations set forth for Revolving Credit Loans in subsection 1.1.3; notwithstanding the foregoing, no portion of the proceeds of the Term Loan shall be used to repay Prepetition Obligations. If the Conditions to Release have not been satisfied in full on or prior to the 30th day after the Filing Date, unless extended by all Lenders, the Term Loan Cash Collateral shall be promptly paid to the Term Lenders for application first, to all accrued and unpaid interest on the Term Loan and then to prepay the principal balance of the Term Loan. Concurrently with any such repayment, Borrower shall be required to pay to the Term Lenders all remaining outstanding principal of, and all accrued interest on, the Term Loan, and all other amounts then due and owing to the Term Lenders; provided, however, that without the consent of Agent and the Revolving Lenders, no such amounts shall be paid out of any source other than proceeds of the Term Loan Primary Collateral. Notwithstanding the foregoing, the Term Loan Commitment of the Term Lenders shall expire immediately if the Term Loan is not made within 2 Business Days after the entry of the Interim Financing Order and in any event, on or before May 23, 2003.

                      SECTION 2. INTEREST, FEES AND CHARGES

     2.1. Interest.

          2.1.1. Rates of Interest.

               (a) Interest shall accrue on the principal amount of the Base Rate Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower exercises its LIBOR Option as provided in
          Section 3.1, interest shall accrue on the principal amount of the LIBOR Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

               (b) Subject to the provisions of subsection 2.1.2, the Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal to 14.5%.

          2.1.2. Default Rates of Interest. At the option of Agent or upon direction from the Majority Revolving Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Revolving Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Term Loan and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder to the Term Lenders, shall thereafter bear interest payable upon demand at a rate that is 3.0% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the Term Loan (or, in the case of any such fees and other amounts, at a rate which is 3.0% per annum in excess of the rate otherwise payable under this Agreement for the Term
     Loan). Payment or acceptance of the increased rates of interest provided for in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

          2.1.3. Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

     2.2. Computation of Interest and Fees.

     Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

     2.3. Closing Fees.

     Borrower shall pay to Agent on the Effective Date, Revolving Credit Loan closing fees (the "Revolving Loan Closing Fees") equal to (a) 1.25% of the amount of Fleet's Revolving Loan Commitment, which portion of the Revolving Loan Closing Fee shall be for Fleet's own account and (b) 1.00% of the aggregate amount of the Revolving Loan Commitments other than Fleet's Revolving Loan Commitment, which portion of the Revolving Loan Closing Fee shall be for the ratable benefit of each Revolving Lender other than Fleet. Borrower shall also pay to Agent on the Effective Date, for the ratable benefit of the Term Lenders, a Term Loan closing fee (the "Term Loan Closing Fee") equal to $750,000, subject to a credit for a portion of the "Commitment Fee" (less the "Manchester Costs") in accordance with the terms of the Term Loan Commitment Letter. The Term Loan Closing Fee and the Revolving Loan Closing Fees shall be fully earned when due and payable and shall not be subject to rebate, refund or proration for any reason.

     2.4. Letter of Credit and LC Guaranty Fees.

     Borrower shall pay to Agent for standby Letters of Credit and LC Guaranties of standby letter of credit, for the ratable benefit of Revolving Lenders, a per annum fee equal to the Applicable Margin then in effect for LIBOR Portions, of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate, refund or proration for any reason. Notwithstanding the foregoing, of the fee described above, a portion thereof equal to .25% per annum shall be payable to the issuer of the Letter of Credit or LC Guaranty as applicable, and the balance shall be retained, ratably, by the Revolving Lenders.

     2.5. Unused Line Fee.

     Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, a per annum fee (the "Unused Line Fee") equal to .50% multiplied by the average daily amount by which $200,000,000 exceeds the sum of (i) the outstanding principal balance of the Revolving

Loans plus (ii) the LC Amount; provided, that for purposes of allocating the Unused Line Fee among Revolving Lenders, outstanding Swingline Loans shall not be included as part of the outstanding principal balance of the Loans for purposes of calculating such fees owed to Revolving Lenders other than Agent). The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

     2.6. Term Loan Prepayment Fee.

     If, prior to the last day of the Term, Borrower prepays any portion of the Term Loan for any reason (but excluding (i) any mandatory prepayment made with the Term Loan Cash Collateral as described in Section 1.3 and (ii) any mandatory prepayment of the Term Loan pursuant to subsection 3.3.2 due to the loss, damage, destruction or condemnation of Collateral other than such mandatory prepayment made upon the occurrence or during the continuance of an Event of Default), Borrower shall pay to Agent, for the ratable benefit of the Term Lenders (in addition to any other amounts due and owing pursuant to this Agreement), an amount equal to 3% of the amount of the Term Loan so prepaid if such prepayment occurs on or before November 20, 2003 and 1.5% of the amount of the Term Loan so prepaid if such prepayment occurs after November 20, 2003.

     2.7. Audit Fees.

     Borrower shall pay to Agent audit fees in accordance with Agent's schedule of fees in effect from time to time in connection with audits of the books and records and Properties of Borrower and its Subsidiaries and such other matters as Agent shall deem appropriate in its judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits, whether such audits are conducted by employees of Agent or by third parties hired by Agent. As of the date hereof, Agent is charging audit fees at a rate equal to $750 per auditor work day, plus all reasonable out-of-pocket expenses. Such audit fees and out-of-pocket expenses shall be payable immediately upon demand therefor by Agent from time to time. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrower and charging Borrower's Loan Account therefor.

     2.8. Reimbursement of Expenses.

     If, at any time or times regardless of whether or not an Event of Default then exists, (a) Agent or Term Loan Representative incurs reasonable legal or accounting expenses or any other reasonable costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith), (ii) the Bankruptcy Case (including reasonable attorneys' fees and expenses incurred in connection with any action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Agent or Term Loan Representative in the Bankruptcy Case, or any defense or participation by

Agent or Term Loan Representative in any lender liability or other actions in the Bankruptcy Case involving Agent or Term Loan Representative; or (iii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (b) any Lender (other than Agent or Term Loan Representative) incurs reasonable legal expenses on or prior to the Effective Date in connection with the negotiation and preparation of this Agreement or any of the other Loan Documents, up to an amount not to exceed $7,500 for each such Lender; or (c) Agent or any Lender incurs reasonable legal or accounting expenses or any other reasonable costs or out-of-pocket expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's, any of its Subsidiaries' or any Guarantor's affairs; (ii) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (iii) any attempt to inspect, audit, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrower; provided, that Borrower shall not be responsible for such costs and out-of-pocket expenses under clauses (a) and (b) hereof to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrower under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full, in each case subject to subsection 2.1.2, at the rate applicable to Base Rate Portions from time to time or, with respect to amounts payable to the Term Lenders, at the rate applicable to the Term Loan from time to time. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof.

     2.9. Bank Charges.

     Borrower shall pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent or any Lender, of proceeds of Loans made to Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

     2.10. Collateral Protection Expenses; Appraisals.

     All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, selling, disposing of, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Additionally, from time to time, Agent may, at Borrower's expense, obtain appraisals from appraisers (who may be personnel of

Agent), stating the then current fair market value of all or any portion of the real estate or personal Property of Borrower or any of its Subsidiaries. Borrower acknowledges that as of the date hereof, Agent intends to obtain new appraisals of Borrower's Inventory at least four times annually. Any expenses paid by Agent under this Section 2.10 shall be deemed to be Collateral Protection Loans relating to the particular Collateral with respect to which such expenses were incurred, and shall be repaid as provided in this Agreement.

     2.11. Payment of Charges.

     All amounts chargeable to Borrower under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Portions from time to time.

     2.12. No Deductions.

     Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Agent or any Lender or franchise taxes by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

     2.13. Certain Administrative Fees.

     Borrower shall pay to Agent the following administrative fees:

          (a) for the sole account of Agent, an annual Revolving Loan administrative fee (the "Revolving Loan Administrative Fee") equal to $300,000, payable on each of the Effective Date and the first anniversary of the Effective Date; and

          (b) for the ratable benefit of the Term Lenders, a quarterly Term Loan monitoring fee (the "Term Loan Monitoring Fee") equal to $62,500, payable on the first Business Day of each fiscal quarter hereafter, commencing on July 1, 2003.

Each portion of the Revolving Loan Administrative Fee and the Term Loan Monitoring Fee shall be fully earned when due and payable and shall not be subject to rebate, refund or proration for any reason.

     2.14. Deferred Fee.

     Borrower shall pay to Agent, for the ratable benefit of the Revolving Lenders, a deferred fee (the "Deferred Fee") equal to $2,000,000, payable on the earliest to occur of (a) the effective date of a confirmed Bankruptcy Plan, (b) the sale of all or substantially all of the Properties of Borrower, (c) the repayment in full of all Obligations and the termination of all Revolving Loan Commitments, (d) the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under
Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, or (e) November 20, 2004. The Deferred Fee shall be fully earned when due and payable and shall not be subject to rebate, refund or proration for any reason. Each Revolving Lender that participates (either directly, or indirectly through an Affiliate) in any exit financing of Borrower in connection with a confirmed Bankruptcy Plan hereby agrees to apply its ratable portion of the Deferred Fee against its ratable portion of any closing or facility fee payable to such Revolving Lender or any of its Affiliates in connection with the closing of such exit financing.

                         SECTION 3. LOAN ADMINISTRATION.

     3.1. Manner of Borrowing Loans/LIBOR Option.

     Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1. Loan Requests. A request for a Revolving Credit Loan (including without limitation a Swingline Loan) or the Term Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. Each written request for a borrowing of a Loan hereunder shall include a written certification to the effect that
     (a) the proposed Loan and its intended use are consistent with the terms of this Agreement and the Final Budget, and is necessary, after utilization and application of Borrower's available cash, in order to satisfy Borrower's obligations in the ordinary course of business or as otherwise permitted under the Loan Documents, (b) all conditions to borrowing contained in this Agreement and the other Loan Documents have been satisfied in all material respects, and (c) to the best knowledge of Borrower, no Event of Default or Default is in existence, and such request shall be in the form attached hereto as Exhibit 3.1.1.

          3.1.2. Disbursement. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. If at any time a Revolving Credit Loan is funded by Agent or Revolving Lenders in excess of the amount requested or deemed requested by Borrower, Borrower agrees to repay the excess to Agent immediately upon the earlier to occur of (a) Borrower's discovery of the error and (b) notice thereof to Borrower from Agent or any Revolving Lender.

          3.1.3. Payment by Revolving Lenders. Agent shall give to each Revolving Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrower of any request for Revolving Credit Loans. Each such notice shall specify the requested date and the aggregate amount of such requested Revolving Credit Loans, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Revolving Lender's Revolving Credit Loans thereunder (in accordance with its applicable Revolving Loan Percentage). Each Revolving Lender shall, not later than 12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Revolving Lender's Revolving Loan Percentage of the requested Revolving Credit Loans. The failure of any Revolving Lender to make any Revolving Credit Loans to be made by it shall not release any other Revolving Lender of its obligations hereunder to make its Revolving Credit Loans. Neither Agent nor any other Revolving Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Credit Loans to be made by such other Revolving Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Revolving Lender. In such event, the Revolving Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Revolving Lender the net amount owing to such Revolving Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. Swingline Loans will be settled between Agent and Revolving Lenders at the same time as other Revolving Credit Loans. The entire amount of interest attributable to each Revolving Credit Loan (including Swingline Loans) for the period from the date on which such Revolving Credit Loan was made by Agent on such Revolving Lender's behalf until

     Agent is reimbursed by such Revolving Lender, shall be paid to Agent for its own account.

          3.1.4. Authorization. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Portion), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by Borrower to Agent or any Lender hereunder.

          3.1.5. Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner:
     Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), one Business Day before the proposed issuance date thereof, in which notice Borrower shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty) and which request shall also include similar certifications to those described in subsection 3.1.1; provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

          3.1.6. Method of Making Requests. As an accommodation to Borrower, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless Borrower specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor Bank shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower to Agent and Bank, if applicable.

          3.1.7. LIBOR Portions. Notwithstanding the provisions of subsection 3.1.1, and provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrower desires to obtain a LIBOR Portion, Borrower shall give Agent a LIBOR Request no later than

     11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrower. In no event shall Borrower be permitted to have outstanding at any one time LIBOR Portions with more than five (5) different Interest Periods.

          3.1.8. Conversion of Base Rate Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower may, on any Business Day, convert any Base Rate Portion into a LIBOR Portion. If Borrower desires to convert a Base Rate Portion, Borrower shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrower shall not be permitted to have outstanding at any one time LIBOR Portions with more than five (5) different Interest Periods.

          3.1.9. Continuation of LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower may, on any Business Day, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If Borrower desires to continue a LIBOR Portion, Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrower shall not be permitted to have outstanding at any one time separate LIBOR Portions with more than five (5) different Interest Periods. If Borrower shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

          3.1.10. Inability to Make LIBOR Portions. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Revolving Lender (for purposes of this subsection 3.1.10, the term "Revolving Lender" shall include the office or branch where such Revolving Lender or any corporation or bank then controlling such Revolving Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Revolving Lender, the obligation of Agent and Revolving Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions.

     3.2. Payments.

     The Obligations shall be payable as follows:

          3.2.1. Principal.

               (i) Revolving Credit Loans. Principal on account of Revolving Credit Loans shall be payable by Borrower to Agent for the ratable benefit of Revolving Lenders immediately upon the earliest of (a) the receipt by Agent or Borrower or any Subsidiary of Borrower of any proceeds of any of the Collateral pursuant to subsection 6.2.4, to the extent set forth in subsections 3.3.1, 3.3.2 and 3.4.2, subject to Borrower's rights to reborrow such amounts in compliance with subsection 1.1.1 hereof, (b) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, or (c) termination of this Agreement pursuant to Section 4 hereof. Each payment (including principal prepayment) by Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Portions and then to LIBOR Portions.

               (ii) Term Loan. Principal on account of the Term Loan shall be payable by Borrower to Agent for the ratable benefit of Term Lenders immediately upon the earliest of (a) the receipt by Agent, Borrower or any of Borrower's Subsidiaries of any proceeds of any of the Collateral to the extent set forth in subsections 3.3.2 and 3.4.2, to the extent of said proceeds, (b) the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, or (c) termination of this Agreement pursuant to Section 4 hereof. Each payment or prepayment of the Term Loan shall be accompanied by accrued interest and any applicable prepayment premium under Section 2.6 on the amounts so paid or prepaid.

               (iii) Overadvances. If an Overadvance shall exist at any time, Borrower shall, on demand, repay Revolving Credit Loans in the amount of the Overadvance.

          3.2.2.   Interest.

               (i) Base Rate Portion. Interest accrued on Base Rate Portions shall be due and payable in arrears (a) on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (b) on the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, (c) on termination of this Agreement pursuant to Section 4 hereof and (d) at maturity.

               (ii) LIBOR Portion. Interest accrued on each LIBOR Portion shall be due and payable in arrears on each LIBOR Interest Payment Date and
          (a) on the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, (b) on termination of this Agreement pursuant to Section 4 hereof and (c) at maturity.

               (iii) Term Loan. Interest accrued on the Term Loan shall be due and payable in arrears (a) on the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (b) on the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to accelerate the maturity and payment of the Obligations, (c) on termination of this Agreement pursuant to Section 4 hereof, (d) on prepayment of any principal of the Term Loan (to the extent accrued on the amount being prepaid) and (e) at maturity.

          3.2.3. Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

          3.2.4. Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent for distribution to Lenders, as appropriate, as and when provided in this Agreement, the other Loan Documents or on demand, whichever is later.

          3.2.5. Prepayment of/Failure to Borrow LIBOR Portions. Borrower may prepay a LIBOR Portion only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrower shall pay to each Revolving Lender, upon request of such Revolving Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Revolving Lender) to compensate such Revolving Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion on a date other than the last day of the Interest Period for such LIBOR Portion;
     (ii) any failure by Borrower to borrow a LIBOR Portion on the date specified by Borrower's LIBOR Request; or (iii) any failure by Borrower to pay a LIBOR Portion on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to each Revolving Lender a "yield maintenance fee" in an amount computed as follows:

     the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Portion as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Lender upon the prepayment of a LIBOR Portion. If by reason of an Event of Default, Agent, Majority Lenders or Majority Term Lenders (to the extent permitted under Section 10.2(c)) elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

     3.3. Reductions/Prepayments.

          3.3.1. Certain Payments. If Borrower or any of its Subsidiaries receives (a) a tax refund (other than in connection with a sale, transfer, lease, disposition, loss, damage, destruction or condemnation of any Collateral, which are addressed in subsection 3.3.2) in excess of the amount reflected in the Final Budget, (b) any proceeds of the sale of the nitrogen oxide emission allowances described in subsection 8.2.9(vi), (c) the proceeds of the sale of the common stock of Metals USA Inc. described in subsection 8.2.9(iv) or (d) the proceeds of a sale, transfer, lease, disposition, loss, damage, destruction or condemnation of any other Revolving Loan Primary Collateral not constituting Accounts or Inventory and not otherwise reflected in the Final Budget, the proceeds thereof (net of costs and taxes incurred in connection with such event) shall be applied to the Obligations in the manner set forth in the fourth sentence of subsection 3.3.2. Upon application of each such amount to the principal of the Revolving Credit Loans, the Agent will immediately create a permanent reserve under subsection 1.1.1 in the amount thereof (the "Proceeds Receipts") and the portion of the Availability Block that has not yet been put into effect will be reduced by the amount of the Proceeds Receipts, with such reduction being applied to such increases of the Availability Block in the order of their scheduled effect. In no event shall the Availability Block be reduced below $10,000,000 except in accordance with the provisions of subsection 11.10.

          3.3.2. Mandatory Prepayments. (1) If the Conditions to Release have not been satisfied in full on or prior to the 30th day after the Filing Date (unless such date has been extended by all Lenders), the Term Loan Cash Collateral shall be promptly paid to the Term Loan Representative for application to the interest and principal of the Term Loan, as set forth in Section 1.3. (2) Subject to any applicable consent requirements contained in subsection 8.2.9 with respect to any sale, lease, transfer or other disposition, if Borrower or one of its Subsidiaries (or Agent pursuant to Section 10) sells, transfers, leases or otherwise disposes of any of the Collateral (other than pursuant to a sale, transfer, lease or other disposition expressly permitted by subsection 8.2.9(i), (ii), (iii), (iv), or (v)), or if any of the Collateral is lost, damaged, destroyed or taken by condemnation, Borrower shall, unless otherwise agreed by all Lenders, pay to Agent, for the ratable benefit of Lenders, as and when received by Borrower or such Subsidiary (or Agent shall apply such proceeds as and when received pursuant to Section 10, as applicable) and as a mandatory prepayment of the Obligations, as herein provided, a sum equal to the proceeds (including insurance, condemnation payments and tax refunds, but net of costs and taxes incurred in connection with such event) received by Borrower or such Subsidiary for such sale, transfer, lease, disposition, loss, damage, destruction or condemnation. (3) To the extent that the Collateral sold, transferred, leased, lost, damaged, destroyed, condemned or otherwise disposed of consists of Term Loan Primary Collateral, the applicable prepayment shall be applied first, to any costs and expenses incurred by Agent or Term Loan Representative in connection with such transaction (including without limitation any applicable Collateral Protection Loans advanced pursuant to subsection 1.1.4 with respect to such Collateral), second, to the outstanding accrued interest on the Term Loan, third, to the outstanding principal of the Term Loan in an aggregate amount which when added to the fee payable by Borrower under Section 2.6 with respect to such transaction, if applicable, equals the lesser of (x) the remaining amount of the proceeds received by Borrower or such Subsidiary for such sale, transfer, lease, disposition, loss, damage, destruction or condemnation (after application in accordance with clauses first and second of this sentence) and (y) the aggregate amount of Term Loan outstanding, fourth to the payment of the prepayment fee pursuant to Section 2.6 with respect to such transaction, if applicable, fifth to any other amounts then owing with respect to the Term Loan and the Term Notes, until paid in full, and sixth, to repay outstanding principal of the Revolving Credit Loans, and all accrued interest thereon and any other amounts then owing with respect to the Revolving Credit Loans and the Revolving Notes until paid in full, and to provide cash Collateral for all outstanding LC Obligations in the amount of 110% thereof, but shall not permanently reduce the Revolving Loan Commitments. (4) To the extent that the Collateral sold, transferred, leased, lost, damaged, destroyed, condemned or otherwise disposed of consists of Revolving Loan Primary Collateral, the applicable prepayment shall be applied first, to any costs and expenses incurred by Agent in connection with such transaction (including without limitation any applicable Collateral Protection Loans advanced pursuant to subsection
     1.1.4 with respect to such Collateral), second, to reduce the outstanding principal balance of the Revolving Credit Loans, and all accrued interest thereon and any other amounts then owing with respect to the Revolving Credit Loans and the Revolving Notes, until paid in full, and to provide cash Collateral for all outstanding LC Obligations in the amount of 110% thereof, but shall not permanently reduce the Revolving Loan Commitments and third, to repay outstanding principal of the Term Loan and all accrued interest thereon and any other amounts then owing with respect to the Term Loan and the Term Notes. Notwithstanding the foregoing:

               (a) if the proceeds of insurance (net of costs and taxes incurred and after paying any costs and expenses incurred by Agent or Term Loan Representative in connection with such loss or destruction (including without limitation any applicable Collateral Protection Loans advanced pursuant to subsection 1.1.4 with respect to any Term Loan Primary Collateral subject to such loss or destruction)) with respect to any loss or destruction of Term Loan Primary Collateral, including any insurance received by Agent as loss payee, (i) are less than $250,000 for any occurrence or $1,500,000 in the aggregate, unless an Event of Default has then occurred and is continuing, Agent shall remit such proceeds to Borrower and Borrower shall promptly and diligently apply such proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such proceeds were received or, to the extent not so applied, to prepay the Obligations as provided in the third sentence of this subsection 3.3.2, (ii) are equal to or greater than $250,000 per occurrence or $1,500,000 in the aggregate, then Agent shall hold such proceeds in a cash Collateral account at Bank as Term Loan Primary Collateral pursuant to the terms of Section 5 and, so long as the Borrower proceeds diligently to repair, restore or replace the assets of Borrower or the applicable Subsidiary in respect of which such proceeds were received, Agent shall, at the direction of Majority Term Lenders (which direction shall be made unless clause (A) or (B) below is applicable), from time to time disburse to Borrower from such cash Collateral account, to the extent of any such proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Majority Term Lenders relating to the amount of costs so incurred and the work performed (including, if required by Majority Term Lenders, lien releases and architects' certificates) or (iii) are equal to or greater than $10,000,000 in the aggregate, then Agent shall either (1) at the direction of Majority Term Lenders in their sole discretion, apply such proceeds to prepay the Obligations pursuant to the third sentence of subsection 3.3.2 or (2) hold such proceeds in a cash Collateral account at Bank as Term Loan Primary Collateral pursuant to the terms of Section 5 and, so long as the Borrower proceeds diligently to repair, restore or replace the assets of Borrower or the applicable Subsidiary in respect of which such proceeds were received, Agent, at the direction of Majority Term Lenders, shall from time to time disburse to Borrower from such cash Collateral account, to the extent of any such proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Majority Term Lenders relating to the amount of costs so incurred and the work performed (including, if required by Majority Term Lenders, lien releases and architects' certificates); provided, however that (x) at no time will Revolving Credit Loans or proceeds of Revolving Loan Primary Collateral be used to repair, replace or restore the applicable asset without the prior written consent of Majority Revolving Lenders and
          (y) if at any time under clause (ii) or (iii) of this paragraph (a), either an Event of Default has occurred and is continuing or Majority Term Lenders reasonably determine (A) that Borrower is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the proceeds then held by Agent for such purpose, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt of such proceeds by Agent, Borrower or any Subsidiary, Agent shall, and Borrower hereby authorizes Agent to, apply such proceeds to prepay the Obligations as provided in the third sentence of this subsection 3.2.2 until paid in full.

               (b) no later than the first Business Day following the date of receipt by Agent or by Borrower or any of its Subsidiaries of proceeds from any business interruption insurance policy in respect of a covered loss thereunder, Borrower shall prepay the Obligations in the manner provided in the fourth sentence of this subsection 3.3.2.

               (c) if any sale, lease, transfer, disposition, loss, damage, destruction or condemnation of Collateral involves both Term Loan Primary Collateral and Revolving Loan Primary Collateral or if such sale involves a sale of all or substantially all of the capital stock or Property of Borrower, any Subsidiary of Borrower or any business line or division of Borrower or any Subsidiary of Borrower (a "Mixed Asset Transaction"), then (i) in the case of a Mixed Asset Transaction involving a sale, lease, transfer or disposition, the proceeds thereof will be allocated in the manner determined by Supermajority Revolving Lenders and Majority Term Lenders or (ii) in the case of a Mixed Asset Transaction involving loss, damage, destruction or condemnation, the proceeds of any award will be allocated as determined by the applicable insurance company or, if no such allocation is made, by Supermajority Revolving Lenders and Majority Term Lenders.

     3.4. Application of Payments and Collections.

          3.4.1. Collections. All items of payment received by Agent by 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. All interest payments credited against Borrower's Loan Account as Revolving Credit Loans hereunder on a day other than a Business Day, shall be disbursed by Agent to the appropriate Lenders on the next succeeding Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in the Loan Account in excess of necessary reserves for operating needs in accordance with the Final Budget and Subsequent Budgets, such credit balance shall not accrue interest in favor of Borrower, but shall be disbursed to Borrower or otherwise at Borrower's direction in the manner set forth in subsection 3.1.2, upon Borrower's request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

          3.4.2. Apportionment, Application and Reversal of Payments. Interest payments received by Agent on any date shall be apportioned between the Term Loan and the Revolving Credit Loan on a pro rata basis based on the total amount of interest then due on the Obligations as of such date. Principal and interest payments in respect of the Revolving Credit Loans or the Term Loan shall be apportioned ratably among the Revolving Lenders or the Term Lenders, as the case may be (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). Unless an Event of Default is in existence, all payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in Section 3.3, other Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent; second, to pay any fees, indemnities, or expense reimbursement (other than amounts related to Product Obligations) then due to any Lender; third, to pay interest due in respect of all Loans, including Swingline Loans and Collateral Protection Loans; fourth, to pay or prepay principal of Swingline Loans and Collateral Protection Loans; fifth, to pay or prepay principal of the Revolving Credit Loans (other than Swingline Loans and Collateral Protection Loans), unpaid reimbursement in respect of LC Obligations and any amounts due with respect to Product Obligations; sixth, to pay an amount to Agent equal to all outstanding LC Obligations in the amount of 110% thereof to be held as cash Collateral for such Obligations; seventh, to payment of principal of the Term Loan then due; eighth, to the payment of any other Obligation then due to Agent or any Lender. After the occurrence and during the continuance of an Event of Default (but subject to the third sentence of subsection 3.3.2), Agent, at the direction of the Majority Revolving Lenders, shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent and paid to Agent or any Revolving Lender in repayment of Obligations, to the other Obligations owing to Agent or any Revolving Lender in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Revolving Lender upon any of its books and records.

     3.5. All Loans to Constitute One Obligation.

     The Loans, the LC Amount and the other Obligations shall constitute one general obligation of Borrower, and shall be secured by Agent's Lien upon all of the Collateral as provided in Section 5 hereof.

     3.6. Loan Account.

     Agent shall enter all Loans as debits to a loan account (the "Loan Account") and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7. Statements of Account.

     Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent demonstrable error unless Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is received by Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8. Increased Costs.

     If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

          (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

          (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder, or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, in either case by or to an amount that such Lender deems to be material, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrower shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs or such reduction, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated. An officer of the applicable Lender shall determine the amount of such additional cost or such reduction using reasonable averaging and attribution methods and shall certify the amount of such additional cost or such reduction to Borrower, which certification shall include a written explanation of such additional cost or such reduction to Borrower. Such certification shall be conclusive absent demonstrable error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or such reduction and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

     3.9. Basis for Determining Interest Rate Inadequate.

     In the event that Agent or any Revolving Lender shall have determined that:

          (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

          (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Revolving Lender shall give Borrower prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given,
(i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless Borrower shall notify Agent no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrower shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion.

     3.10. Sharing of Payments, Etc.

     Subject to subsection 3.4.2, and the other provisions of this Agreement relating to the application of funds received by Agent and the Lenders, including without limitation subsection 3.3.2, if any Lender shall obtain any payment or reduction of Obligations owing to it (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the aggregate amount of Obligations then due and owing to such Lender (the "Aggregate Amounts Due") in excess of its ratable share of the payments made on account of the Aggregate Amounts Due to all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Aggregate Amounts Due to such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Agent.

     3.11. Estoppel Certificate.

     Within 20 days after written request therefor by Borrower from time to time (but not more frequently than once per calendar quarter), Agent agrees to deliver to Borrower a written estoppel certificate executed by Agent stating (i) the then outstanding amount of the Obligations, (ii) the date to which interest and principal, in respect of the Obligations has been paid and (iii) the last day of the Term, which certificate shall be accompanied by copies of (a) all written amendments and modifications of this Agreement then in existence and (b) all written notices of the existence of an Event of Default received by Agent from Borrower through such date and all written notices delivered by Agent to Borrower through such date asserting the existence of an Event of Default.

                         SECTION 4. TERM AND TERMINATION

     4.1. Term of Agreement.

     Subject to the right of Revolving Lenders to cease making Loans to Borrower during the continuance of any Default or Event of Default, this Agreement shall be in effect through and including the earlier to occur (the "Term") of (a) November 20, 2004, (b) the occurrence of an Event of Default pursuant to subsection 10.1.15 or (c) the effective date of a confirmed Bankruptcy Plan, unless previously terminated as provided in Section 4.2 hereof.

     4.2. Termination.

          4.2.1. Termination by Lenders. Agent may, and at the direction of Majority Lenders or Majority Term Lenders (to the extent permitted under
     Section 10.2(c)) shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

          4.2.2. Termination by Borrower. Upon at least 90 days prior written notice to Agent and Lenders, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid or collateralized to Agent's satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's satisfaction and Borrower has complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrower shall be irrevocable unless all Lenders otherwise agree in writing and no Revolving Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3. Effect of Termination. All of the Revolving Loan Commitments shall automatically terminate and all Obligations shall be immediately due and payable upon any termination date under Section 4.1, any termination date under subsection 4.2.1 or any other termination date stated in any notice of termination of this Agreement. All undertakings, indemnifications, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6, Section 2.8 and subsection
     3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its then-existing Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                          SECTION 5. SECURITY INTERESTS

     5.1. Security Interest in Collateral.

     To secure the prompt payment and performance to Agent and each Lender of all of the Obligations, Borrower hereby grants to Agent for the benefit of itself and each Lender, in accordance with the priorities set forth herein, a continuing security interest in all of the following Property and interests in Property of Borrower, whether now owned or existing (and whether acquired or generated prior or subsequent to the Filing Date) or hereafter created, acquired or arising and wheresoever located:

          (i)    Accounts;

          (ii) Certified Securities, including without limitation all Securities of any Subsidiary held by Borrower;

          (iii)  Chattel Paper;

          (iv) Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model concessions of any of the foregoing;

          (v)    Contract Rights;

          (vi)   Deposit Accounts;

          (vii)  Documents;

          (viii) Equipment;

          (ix)   Financial Assets;

          (x)    Fixtures;

          (xi)   General Intangibles, including Payment Intangibles and
                 Software;

          (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (xiii)  Instruments;

          (xiv)   Intellectual Property;

          (xv)    Inventory;

          (xvi)   Investment Property;

          (xvii)  money (of every jurisdiction whatsoever);

          (xviii) Letter-of-Credit Rights;

          (xix)   Payment Intangibles;

          (xx)    Security Entitlements;

          (xxi)   Software;

          (xxii)  Supporting Obligations;

          (xxiii) Uncertified Securities; and

          (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other similar property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, rents, profits and returns of and from any of the foregoing.

Notwithstanding the foregoing, in no event shall Borrower be deemed to have granted to Agent a Lien on or security interest in any Avoidance Action Recoveries.

     5.2. Other Collateral.

          5.2.1. Commercial Tort Claims. Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

          5.2.2. Other Collateral. Borrower shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral subject to the Agent's Lien thereon and subject to Agent's direction (except to the extent that such an acknowledgement has previously been obtained from such third party).

     5.3. Lien Perfection; Further Assurances.

     Borrower shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, and notwithstanding Section 362 of the Bankruptcy Code, Borrower hereby authorizes Agent to authenticate, execute and file any such financing statement, including, without limitation, financing statements that reflect the Collateral as all assets of Borrower or words of similar effect or as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrower's behalf. Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, and, with respect to Term Loan Primary Collateral, at the request of Term Loan Representative, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements reasonably deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents, all at Borrower's sole cost and expense.

     5.4. Lien on Realty.

     To secure the due and punctual payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself and Lenders, a first priority Lien on all of Borrower's real Property, subject to certain Permitted Liens acceptable to Agent and Lenders. In furtherance of the foregoing, Borrower shall execute and deliver to Agent, for the benefit of itself and Lenders, Mortgages on all of its real Property existing on or after the Filing Date. Each Mortgage shall be executed by Borrower in favor of Agent. Each

Mortgage shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Borrower shall deliver to Agent, at Borrower's expense, on or prior to the Effective Date, commitments for mortgagee title insurance policies for the Hot Mill Real Property, Tandem Mill Real Property, Tin Mill Real Property and the Additional Real Property, issued by a title insurance company satisfactory to Agent and Majority Term Lenders, which policies shall be in form and substance reasonably satisfactory to Agent and Majority Term Lenders, and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Hot Mill Real Property, Tin Mill Real Property, Tandem Mill Real property and the Additional Real Property Parcels, subject only to those exceptions acceptable to Agent and its counsel and Majority Term Lenders (collectively, the "Title Commitments"). Within 90 days after the Effective Date, Borrower shall deliver to Agent (a) property drawings showing or depicting the metes and bounds and/or boundaries of the Hot Mill Real Property, Tin Mill Real Property, Tandem Mill Real Property, and the Additional Real Property, in form reasonably satisfactory to Agent and Majority Term Lenders. From time to time after the Effective Date, Borrower shall deliver such other documents as Agent and its counsel or Majority Term Lenders may reasonably request relating to the real Property subject to each Mortgage.

                      SECTION 6. COLLATERAL ADMINISTRATION

     6.1. General.

          6.1.1. Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrower providing prior written notice to Agent of any new location.

          6.1.2. Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrower and each of its Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent and, with respect to the Term Loan Primary Collateral, the Majority Term Lenders. Borrower shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent and, with respect to the Term Loan Primary Collateral, the Majority Term Lenders. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower agrees to deliver to Agent and Term Loan Representative, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies and promptly as received, copies of all notices it receives pursuant to any such policies or endorsements pursuant to this subsection 6.1.2. Agent agrees to use its best efforts to deliver to Term Loan Representative copies of any such notices that it receives pursuant to this subsection 6.1.2, but shall have no liability for its failure to do so.

          Unless Borrower provides Agent with evidence of the insurance coverage required by this Agreement, Agent may, and, with respect to the Term Loan Primary Collateral, at the direction of Majority Term Lenders, shall, purchase insurance at Borrower's expense to protect Agent's and Lenders' interests in the Properties of Borrower and its Subsidiaries. This insurance may, but need not, protect the interests of Borrower and its Subsidiaries. The coverage that Agent purchases may not pay any claim that Borrower or any Subsidiary makes or any claim that is made against Borrower or any such Subsidiary in connection with said Property. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower and its Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrower will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrower and its Subsidiaries may be able to obtain on their own. Notwithstanding anything to the contrary contained in this Agreement, if Agent or Term Loan Representative purchases insurance in respect of any Term Loan Primary Collateral, such amounts shall be deemed to be Collateral Protection Loans and Agent or Term Loan Representative, as applicable, shall be entitled to obtain reimbursement for such costs out of the first proceeds of any subsequent sale, transfer, lease, disposition, loss, damage, destruction or condemnation of any Term Loan Primary Collateral, prior to any application of such proceeds to any other Obligations.

          6.1.3. Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

          6.1.4. Certain Covenants. Borrower shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (ii) if Agent gives value to enable Borrower to acquire rights in or the use of any Collateral, use such value for such purposes; and (iii) except as expressly permitted by this Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies arising on or after the Filing Date imposed upon, and all claims arising on or after the Filing Date (including claims for labor, services, materials and supplies) against, the Collateral;
     provided that Borrower shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Borrower or any of the Collateral as a result of the failure to make such payment.

     6.2. Administration of Accounts.

          6.2.1. Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form acceptable to Agent. Weekly, or more frequently as requested by Agent, from and after the date hereof, Borrower shall deliver to Agent a detailed aged trial balance of all of its Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and separately identifying Accounts created prior to, and on or after, the Filing Date ("Schedule of Accounts"), and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall request. In addition, if Accounts in an aggregate face amount in excess of $750,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent as provided therein, Borrower shall notify Agent of such occurrence on the first Business Day following Borrower's knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $750,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          6.2.3. Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          6.2.4. Maintenance of Dominion Account. Borrower shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent. All of such lockbox and blocked account arrangements will be maintained with Bank. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the funds of Agent, for the ratable benefit of Lenders as provided in this Agreement (but only for purposes of application on account of the Obligations or to stand as cash Collateral for the Obligations, each as provided hereunder), and Borrower shall obtain the agreement by such banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          6.2.5. Collection of Accounts, Proceeds of Collateral. Borrower agrees that all invoices rendered and other requests made by Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders as provided in this Agreement, by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to (i) notify Account Debtors that Borrower's Accounts have been assigned to Agent and to collect Borrower's Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to Borrower and (ii) to adjust, settle or compromise the amount or payment thereof, in the same manner and to the extent Borrower might have done.

          6.2.6. Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by Borrower.

     6.3. Administration of Inventory.

     Borrower shall keep records of its Inventory which records shall be complete and accurate and complete in all material respects. Borrower shall furnish to Agent Inventory reports monthly (on or before the 15th day of the following month), or more frequently as requested by Agent, which reports will be in such format and detail as Agent shall request, shall include a current list of all locations of Borrower's Inventory and shall separately identify Inventory acquired prior to, and on or after, the Filing Date. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

     6.4. Records and Schedules of Equipment.

     Borrower shall keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection 8.2.9 hereof, and Borrower shall, and shall cause each of its Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent. Promptly after the request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment.

     6.5. Payment of Charges.

     All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Portions from time to time (including pursuant to subsection 2.1.2).

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

     7.1. General Representations and Warranties.

     To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and each Lender that:

          7.1.1. Qualification. Borrower and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on
     Exhibit 7.1.1 hereto, as updated by Borrower providing prompt written notice to Agent of each new state or jurisdiction, and in all other states and jurisdictions in which the failure of Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

          7.1.2. Power and Authority. Subject to the approval of the Bankruptcy Court, Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of Borrower; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) upon entry of the applicable Financing Orders, violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries; or (vi) require any permit, license, registration, authorization, consent, order or consent decree of or from, or notice to, any governmental or regulatory, body agency or commission, whether federal, state, local or foreign, except the Financing Orders.

          7.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

          7.1.4. Capital Structure. Exhibit 7.1.4 hereto states (i) as of the date hereof, the percentage of the Voting Stock of each of Borrower's Subsidiaries owned by Borrower, (ii) as of the date hereof, the name of Borrower's and each of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (iii) as of the date hereof, the number, nature and holder of all outstanding Securities of each Subsidiary of Borrower and (iv) as of the most recent practicable date prior to the date hereof, the number of authorized and issued Securities of Borrower. Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All of the Securities of the Borrower and each of its Subsidiaries have been duly issued and are fully paid and non-assessable. Except as set forth in the financial statements referred to in subsection 7.1.10, or in connection with the issuance of the Series D Preferred Stock, Borrower's reports and proxy statements filed pursuant to the

     Exchange Act, as of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of Borrower or any of its Subsidiaries. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities and that have not been disclosed in filings of any such Person made under the Exchange Act or are otherwise known to Borrower.

          7.1.5. Names; Organization. Neither Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on
     Exhibit 7.1.5, neither Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each of Borrower's and each of its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5, as updated by Borrower providing prior written notice to Agent pursuant to subsection 8.2.18 of any change therein. The exact legal name of Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.5, as updated by Borrower providing prior written notice to Agent pursuant to subsection
     8.2.18 of any change therein.

          7.1.6. Business Locations; Agent for Process. Each of Borrower's and each of its Subsidiary's principal executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto as updated from time to time by Borrower in accordance with the provisions of subsection 6.1.1. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be kept by Borrower and its Subsidiaries in accordance with subsection 6.1.1. Except as shown on
     Exhibit 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman, processor or similar party, nor is any Inventory consigned to any Person.

          7.1.7. Title to Properties; Priority of Liens. Other than Property disposed of in compliance with subsection 8.2.9, Borrower and each of its Subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. The Liens granted to Agent under
     Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8. Accounts. Agent may rely, in determining which Accounts relating to the sale or lease of goods or the provision of services are Eligible Accounts, on all statements and representations made by Borrower with respect to any such Account or Accounts. With respect to each of Borrower's Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

               (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (iv) To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

               (v) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

               (vi) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          7.1.9. Equipment. The Equipment and Fixtures of Borrower and its Subsidiaries is in satisfactory operating condition and repair for the purposes it is to be used, and all necessary replacements of and repairs thereto, consistent with Borrower's established practices prior to the date hereof, shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted.

          7.1.10. Financial Statements; Fiscal Year. The audited Consolidated balance sheets of Borrower and its Subsidiaries (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 2002, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to year-end adjustments, the absence of required footnotes and presentation of Subsidiary interests), and present fairly in all material respects the financial positions of Borrower and such Persons, taken as a whole, at such dates and the results of Borrower's and such Persons' operations, taken as a whole, for such periods. As of the date hereof, the fiscal year of Borrower and each of its Subsidiaries ends on December 31st of each year.

          7.1.11. Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contain, as of the respective date any such document, certificate or statement was given or made, any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

          7.1.12. Final Budget; Subsequent Budgets. The Final Budget and each of the Subsequent Budgets, at the time prepared and delivered to Agent, were prepared by Borrower's financial personnel and represent the good faith belief of such Persons at such time as to the probable course of Borrower's business and financial affairs, over the periods shown therein, subject to the assumptions stated therein.

          7.1.13. Surety Obligations. Except as set forth on Exhibit 7.1.13, as of the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          7.1.14. Taxes. Borrower's federal tax identification number is 06-1075442. The federal tax identification number of each Subsidiary of Borrower is shown on Exhibit 7.1.14 hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor.

          7.1.15. Subsidiaries. None of Borrower's Subsidiaries other than FW, WVH, and Steel Strapping, has material assets, liabilities, contingent liabilities or obligations, other than de minimis assets of less than $10,000. As of the date hereof, FW is a wholly-owned Subsidiary of the Borrower. As of the date hereof, FW has no assets, liabilities, contingent liabilities or obligations, other than those assets acquired and liabilities or obligations incurred by FW pursuant to the MABCO Lease and related agreements, instruments and documents.

          7.1.16. Patents, Trademarks, Copyrights and Licenses. Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property reasonably necessary for the conduct of its business, without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights are listed on Exhibit 7.1.16 hereto, as updated by Borrower providing written notice to Agent of the change therein at the end of each fiscal year hereafter. No claim has been asserted to Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party, except for such claims which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon Borrower's or any of its Subsidiaries' material Intellectual Property. Except as listed on Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property, except for a breach caused by the Bankruptcy Case and (ii) to the knowledge of Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable. As of the date hereof, there is no Intellectual Property that is material to the business of Borrower or any of its Subsidiaries.

          7.1.17. Governmental Consents. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

          7.1.18. Compliance with Laws. Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

          7.1.19. Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, other than the Exchange Indentures, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

          7.1.20. Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          7.1.21. No Defaults. Other than the filing of the Bankruptcy Case, no event has occurred and no condition exists which would, upon the Effective Date, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $5,000,000 (other than solely as a result of the Bankruptcy Case) or under any other agreement or contract (other than solely as a result of the Bankruptcy
     Case) a default under which could reasonably be expected to have a Material Adverse Effect. Except as a result of the filing of the Bankruptcy Case, neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

          7.1.22. Leases. Exhibit 7.1.22 hereto is a complete listing of all capitalized and operating personal property leases of Borrower and its Subsidiaries and all real property leases of Borrower and its Subsidiaries in each case involving annual payments in excess of $1,000,000, as updated by Borrower providing prompt written notice to Agent of each new such lease. Borrower and each of its Subsidiaries is in compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          7.1.23. Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, as updated by Borrower providing prompt written notice to Agent of each new Plan, neither Borrower nor any of its Subsidiaries sponsors, maintains, contributes to, or at any time in the preceding six years has sponsored, maintained or been required to contribute to, any Plan. Borrower and each of its Subsidiaries are in compliance with the requirements of ERISA and the Code with respect to each Plan, except as disclosed on Exhibit 7.1.23 and where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Exhibit 7.1.23, no Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived. Except as disclosed on Exhibit 8.2.5, no Lien exists on any Property of the Borrower or any Subsidiary as a result of, or with respect to, any Plan. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of Borrower and its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any outstanding liability under Title IV of ERISA, except for premiums due the PBGC. Neither Borrower nor any of its Subsidiaries contributes to, or at any time in the preceding six years has contributed to or been obligated to contribute to, or has any withdrawal liability in connection with, a Multiemployer Plan.

          7.1.24. Trade Relations. There exists no actual or, to Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower and its Subsidiaries, or with any material supplier, except in each case, or in the aggregate, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances (other than solely as a result of the Bankruptcy Case), to Borrower's knowledge, which would prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.25. Labor Relations. Except as described on Exhibit 7.1.25 hereto,
     (a) as of the date hereof, there is no collective bargaining agreement covering employees of Borrower or any of its Subsidiaries, (b) as of the date hereof, no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or any pending or, to the best of Borrower's knowledge, threatened strikes, work stoppages, in each case except those that could not reasonably be expected to have a Material Adverse Effect and (d) as of the date hereof, substantially all of the eligible employees of Borrower and each of its Subsidiaries are members of the collective bargaining units listed on Exhibit 7.1.25 hereto.

          7.1.26. Third Party Property. Exhibit 7.1.26, as updated by Borrower providing prompt written notice thereof to Agent, is a complete listing of all Persons that are not Affiliates of Borrower and that have Property from time to time located on Borrower's or any Subsidiary's premises for storage and/or processing (including pursuant to a lease or supply arrangement between such Person and Borrower or any Subsidiary), and includes a description of the nature of the relationship between Borrower or its Subsidiary and such Person with respect to such Property and a listing of any existing agreements relevant thereto. If requested by Agent, in its reasonable judgment, each such Person has delivered to Agent a letter confirming the nature of such relationship with Borrower. All such Property is readily identifiable as Property of such Person and not of Borrower or its Subsidiary, and is physically segregated from the Property of Borrower or its Subsidiary located on the Premises.

          7.1.27. Joint Venture Liabilities. Neither Borrower nor any of its Subsidiaries has any obligation or commitment to make any loans, advances or capital contributions in connection with any joint venture arrangement to which Borrower or such Subsidiary is a party.

          7.1.28. Project Assets. The Project Assets are and will remain located physically separate from the Tandem Mill Collateral, the Tin Mill Collateral and the Hot Mill Collateral, except for certain effluent collection and piping systems connected to the real Property improvements included in the Hot Mill Collateral. Borrower has an effective right pursuant to an existing easement to make use of such connected piping systems, as well as the balance of the Project Assets, for the disposal of effluents from all of its facilities.

          7.1.29. Fee Properties. As of the Effective Date, Exhibit 5.4 attached hereto contains a true, accurate and complete list of all fee interests of Borrower and its Subsidiaries in any real Property.

          7.1.30. Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

          7.1.31. Securities Activities. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 8.2.5 or 8.2.9 or subject to any restriction contained in any agreement or instrument, between Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness, will be Margin Stock.

          7.1.32. Certain Fees. No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the financing transactions contemplated hereby, and Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

          7.1.33. Matters Relating to Collateral.

               (a) The entry of the applicable Financing Order is effective to create in favor of Agent, for the benefit of Lenders, as security for the Obligations, a valid first priority Lien on all of the Collateral, subject only to the Liens described in the applicable Financing Order as being senior to the Obligations.

               (b) Except for the Financing Orders, no authorization, approval or other action by, and no notice to or filing with, any government authority is required for either (i) the pledge or grant by the Borrower or any or its Subsidiaries of the Liens purported to be created in favor of Agent pursuant to this Agreement or any of the Security Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to this Agreement, any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 5.3 and except as may be required, in connection with the disposition of any pledged Collateral, by laws generally affecting the offering and sale of securities.

               (c) Except such as may have been filed in favor of Agent as contemplated by Section 5.3 and the Liens described in subsections 8.2.5(v), (viii) and (xi), (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the items listed in the "Appraisal Document" section of the Appraisal and (ii) no effective filing covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office. Each of the items of Collateral listed in the "Appraisal Document" section of the Appraisal is free and clear of any Lien, except for Permitted Liens.

               (d) Margin Regulations. The pledge of the pledged Collateral pursuant to this Agreement and the Security Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               (e) Information Regarding Collateral. All information supplied to Agent by or on behalf of the Borrower and any of its Subsidiaries with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

               7.1.34. Environmental Protection. No event or condition has occurred or is occurring with respect to the Borrower relating to any Environmental Law, any Hazardous Materials, or any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive by any governmental authority or any other person relating to any Environmental Law or Hazardous Materials, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Compliance with all requirements under current Environmental Laws or pending federal and/or state environmental laws and regulations, will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

               7.1.35. Senior Indebtedness. The Obligations either (a) constitute senior indebtedness that is entitled to the benefits of the subordination provisions of the Exchange Intercreditor Agreement relating to the indebtedness under the Exchange Note Indenture and the Exchange Bond Indenture or (b) are senior in priority to all such Indebtedness pursuant to the terms of the applicable Financing Order.

               7.1.36. Prepetition Loan Documents. As of the Filing Date, the aggregate amount of the Prepetition Obligations is $161,015,375.52. For purposes of Sections 506(c) and 507(b) of the Bankruptcy Code, as of the Filing Date, the Prepetition Obligations are oversecured.

     7.2. Continuous Nature of Representations and Warranties.

     Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except where any such representation or warranty is given as of a specific date. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute Borrower's reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrower, any Subsidiary of Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

     7.3. Survival of Representations and Warranties.


     All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

     8.1. Affirmative Covenants.

     During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

          8.1.1. Visits and Inspections; Lender Meeting. Permit (i) representatives of Agent and Term Loan Representative, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries for the purpose of completing appraisals pursuant to Section 2.10. Agent, if no Default or Event of Default then exists, shall give Borrower reasonable prior notice of any such inspection, audit or appraisal visit. Agent will perform at least one such Collateral audit every two months unless otherwise agreed by all Revolving Lenders. Without limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in periodic meetings with Agent and Lenders, which meetings shall be held at such times and such places as may be reasonably requested by Agent.

          8.1.2. Notices. Promptly notify Agent in writing of the occurrence of any Default or Event of Default or any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, Borrower agrees to provide Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

          8.1.3. Financial Statements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP:

               (i) not later than 90 days after the close of each fiscal year of Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs and except for a going concern qualification contained in such financial statements), audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

               (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) on or before the second Business Day of each week hereafter, a report (each, a "Subsequent Budget") including an updated financial forecast in form and substance satisfactory to Agent, reflecting, on a line by line basis, anticipated cash receipts and disbursements for the succeeding months, determined on a weekly basis for the next succeeding 6 month period and on a monthly accrual basis for the then remaining portion of the Term;

               (iv) on or before the tenth Business Day of each month hereafter, a variance report reflecting, on a line by line basis consistent with the Final Budget, receipts and disbursements for the preceding month and the percentage variance of such actual results from those reflected in the Final Budget for such month. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated;

               (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which, Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (vi) promptly upon receipt or filing thereof, copies of all pleadings, applications, judicial information and other documents filed with the Bankruptcy Court or any trustee in respect of the Bankruptcy Case or distributed by Borrower to any official committee in the Bankruptcy Case; and

               (vii) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's or any of its Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in paragraph (i) of this subsection 8.1.3, Borrower shall forward to Agent a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in paragraphs (i), (ii) and
     (iii) of this subsection 8.1.3, Borrower shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrower (a "Compliance Certificate").

          8.1.4. Borrowing Base Certificates. On or before the third (3rd) Business Day of each week from and after the date hereof, or more frequently as reasonably requested by Agent, Borrower shall deliver to Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding week, together with weekly sales and revenue reports and such other supporting materials as Agent shall reasonably request.

          8.1.5. Landlord, Processor and Storage Agreements. Provide Agent with copies of all agreements between Borrower or any of its Subsidiaries and
     (i) any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept and (ii) any Person not an Affiliate of Borrower that has any Property located on the premises of Borrower or any Subsidiary, whether for storage, processing or otherwise.

          8.1.6. Deposit and Brokerage Accounts. For each deposit account or brokerage account that Borrower or any Subsidiary at any time opens or maintains, Borrower or such Subsidiary, as applicable, shall, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account or brokerage account, without further consent of Borrower.

          8.1.7. Subsidiaries. Cause each Subsidiary of Borrower (other than
     FW), whether now or hereafter in existence, to execute and deliver to Agent a (i) Guaranty Agreement and a security agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to

     Permitted Liens) on all of its Properties of the types described in subsection 5.1, (ii) Mortgages on any such Subsidiary's real Property, and
     (iii) legal opinions and such other documents as the Agent may reasonably request to ensure that Agent, for the benefit of the Lenders, has a first priority Lien on all such Subsidiary's Property including such items described in Sections 5.3 and 5.4. Borrower agrees to provide all of the foregoing on or before May 31, 2003 with respect to each of WVH and Steel Strapping.

          8.1.8. Cooperation. Cooperate with Agent and its financial advisors in providing to Agent and such advisors such information as is necessary in order to permit Agent and such advisors to prepare periodic reconciliations of Borrower's actual performance to Borrower's performance projected in the Final Budget and Subsequent Budgets delivered pursuant to subsection 8.1.3(iii).

          8.1.9. Environmental Matters.

               (i) Borrower agrees that Agent may, and shall at the direction of Majority Term Lenders, from time to time, retain, at Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower and in the event Agent or Majority Term Lenders reasonably believe that Borrower has breached any representation, warranty or covenant contained in this Agreement or that there has been a material violation of Environmental Laws by Borrower, Agent or Term Loan Representative shall conduct its own investigation of any Property;

               (ii) Borrower will deliver to Agent and Term Loan Representative, as soon as practicable following receipt thereof: (i) copies of all notices, claims, actions, suits, proceedings, orders, audits, investigations, analyses, or written communications of any kind or character, whether prepared by Borrower or by independent consultants, governmental authorities or any other Persons, with respect to Environmental Laws or Hazardous Materials, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail any detection of Hazardous Materials released at any Property or detected in soil or groundwater at any Property, the existence of which has a reasonable possibility, individually or in the aggregate, of resulting in a Material Adverse Effect; and

               (iii) Borrower shall promptly undertake any and all investigations, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials as required by any governmental agency or where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Borrower shall promptly take any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Borrower and (ii) make an appropriate response to any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive by any governmental authority or any other person relating to any Environmental Law or Hazardous Materials, in each case where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          8.1.10. Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          8.1.11. Existence, etc.. Except as permitted under subsection 8.2.1, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Exhibit 7.1.5 and all rights and franchises material to its business; provided, however that neither Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the governing body of Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Subsidiary or Lenders.

          8.1.12. Payment of Taxes and Claims; Tax. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

          8.1.13. Compliance with Laws, etc. Subject to applicable provisions of the Bankruptcy Code, Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any government authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          8.1.14. ERISA Matters. Deliver to Agent and Term Loan Representative
     (i) promptly upon receipt, copies of all notices, claims, actions, suits, proceedings, orders, audits, examinations, investigations, or other written inquires or communications of any kind from the PBGC, the Internal Revenue Service, the Department of Labor or other governmental authority with respect to any Plan; (ii) promptly after the sending or filing thereof, as the case may be, copies of all notices or filings by Borrower, any of its Subsidiaries or the plan administrator of any plan with PBGC, the Internal Revenue Service, the Department of Labor or other governmental authority with respect to any Plan, whether in response to the items described in clause (i) above or otherwise; and (iii) upon request to the Agent, copies of (A) any annual or other reports filed in accordance with ERISA or the Code in connection with any Plan and (B) any actuarial valuation or financial report in connection with any Plan.

     8.2. Negative Covenants.

     During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Majority Lenders (or by a different number of Lenders as may be specified), in writing, it shall not:

          8.2.1. Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person, other than mergers between Borrower and any of its wholly-owned Subsidiaries in which Borrower is the surviving entity; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, or any real Property, except for (i) acquisitions of assets consisting of fixed assets that constitute Capital Expenditures permitted under subsection 8.2.8 or (ii) any acquisition to which the Majority Revolving Lenders and the Majority Term Lenders have consented.

          8.2.2. Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money to any Person, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business, not to exceed $250,000 in any fiscal year, (ii) extensions of trade credit in the ordinary course of business, (iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses and (v) loans by any Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower.

          8.2.3. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness for Money Borrowed, except:

               (i) Obligations owing to Agent or any Lender under, or arising from, this Agreement or any of the other Loan Documents;

               (ii) Indebtedness under the Indentures (and all related agreements, instruments and documents) and the City Loan Agreement (and all related agreements, instruments and documents), in each case to the extent outstanding on the date hereof;

               (iii) (a) Indebtedness under the Exchange Instruments (and all related agreements, instruments and documents) and (b) Indebtedness in respect of the Series C Preferred, in each case to the extent outstanding on the date hereof;

               (iv) Subordinated Debt listed on Exhibit 8.2.3 or otherwise approved by Majority Lenders;

               (v)    other Indebtedness listed on Exhibit 8.2.3;

               (vi)   Permitted Purchase Money Indebtedness;

               (vii) contingent liabilities (including any relating reserves) arising from endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

               (viii) Guaranties of any Indebtedness permitted hereunder;

               (ix)   the GO/RD Indebtedness;

               (x)    the Prepetition Obligations;

               (xi)   Indebtedness permitted pursuant to subsection 8.2.2(v);

               (xii)  Indebtedness in respect of financed insurance premiums;

               (xiii) Indebtedness in respect of the Series D Preferred; and

               (xiv) Indebtedness not included in paragraphs (i) through (xiii) above which does not exceed at any time, in the aggregate, the sum of $1,500,000.

          8.2.4. Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower, including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate, (ii) transactions involving Borrower, fiduciaries of and participants in, the Stock Plans made in compliance with applicable law and the terms of the Stock Plans, (iii) as set forth on Exhibit 8.2.4 hereto and (iv) as otherwise permitted under this Agreement; provided, that Borrower shall not, and shall not permit any Subsidiary, to, enter into any such transaction or series of related transactions involving aggregate consideration in excess of $1,000,000 without the prior written consent of Majority Lenders, other than sales by Borrower to Webco of secondary and excess metals in the ordinary course of business in accordance with past business practices.

          8.2.5. Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, except:

               (i) Liens at any time granted in favor of Agent for the benefit of Lenders;

               (ii) Liens for taxes, assessments or governmental charges (not including any Lien arising under ERISA or under Section 401(a)(29) or
          Section 412 of the Code), not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent's judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

               (iii) Liens arising in the ordinary course of the business of Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower and its Subsidiaries, taken as a whole, or materially impair the use or marketability thereof in the operation of the business of Borrower and its Subsidiaries or impair Agent's ability to exercise its remedies with respect thereto;

               (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

               (v) such other Liens as appear on Exhibit 8.2.5 hereto;

               (vi) Liens incurred or deposits made in the ordinary course of business of Borrower or any of its Subsidiaries in connection with (1) worker's compensation, social security, unemployment insurance and other similar laws and rules (not including ERISA) or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of Property;

               (vii) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by Borrower or any of its Subsidiaries; provided that such Liens do not in the aggregate materially interfere with the use or marketability of such Property in the ordinary course of Borrower's or such Subsidiary's business, result in a material diminution in the value of any Collateral as security for the Obligations or impair Agent's ability to exercise its remedies with respect thereto;

               (viii) Liens securing the Prepetition Obligations;

               (ix) Liens on the GO Facility, the RD Facility and the Transportation Equipment granted to secure the GO/RD Indebtedness;

               (x) the Carveout;

               (xi) Liens on the Tandem Mill Collateral, the Tin Mill Collateral and the Hot Mill Collateral and any other "Collateral" (as defined in the Exchange Intercreditor Agreement) securing the Indebtedness under the Exchange Instruments, which Liens are junior to the Liens on such Collateral securing the Obligations; and

               (xii) such other Liens as all Lenders may hereafter approve in writing.

          8.2.6. Payments and Amendments of Certain Instruments.

               (i) Except as provided in clause (iv) below, make or permit any Subsidiary of Borrower to make any payment of any part or all of any Indebtedness outstanding as of the Filing Date (other than the Prepetition Obligations, Approved First Day Payments or as otherwise subsequently approved by the Bankruptcy Court), or take any other action or omit to take any other action in respect of any such Indebtedness, without, in each instance, the prior written consent of Majority Lenders;

               (ii) amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt;

               (iii) (a) amend or modify any agreement, instrument or document evidencing or relating to the Indebtedness under the Indentures or the City Loan Agreement, including without limitation by means of a consent solicitation or an exchange offer; or (b) pay, repay or prepay all or any portion of the Indebtedness under the Indentures or the City Loan Agreement at any time, including principal and interest thereunder;

               (iv) (a) amend or modify any agreement, instrument or document evidencing, securing or relating to the Indebtedness under the Exchange Indentures, including without limitation the Junior Intercreditor Agreement and the Junior Security Documents; or (b) except as set forth in the proviso hereto, pay, repay or prepay all or any portion of the Indebtedness under the Exchange Instruments at any time, including (I) any interest or regularly scheduled principal payment, (II) any optional prepayment, purchase or redemption, (III) any prepayment, purchase or redemption upon an "Asset Disposition" (as defined in the Exchange Note Indenture) or other sale, transfer, lease or other disposition of Property, including without limitation a sale or leaseback transaction or an insured loss, (IV) any prepayment, purchase or redemption upon a change of control or similar event or
          (V) with respect to the Indebtedness under the Exchange Bonds, any prepayment, purchase or redemption upon any determination or event of taxability; provided, that Borrower may pay cash interest in respect of the Exchange Instruments on each October 1 and April 1 hereafter, so long as (A) the aggregate amount thereof paid in any calendar year does not exceed $750,000, and (B) the holders of the Indebtedness under the Exchange Instruments have consented to the entry of the Final Financing Order and have agreed that the Exchange Intercreditor Agreement remains in full force and effect for the benefit of Agent and Lenders and that the Liens of Agent on the Collateral are senior to the Liens of the trustees for, and the holders of, Indebtedness under the Exchange Instruments;

               (v) (a) amend or modify in any respect the terms of the Series C Preferred; or (b) exercise any conversion rights with respect to the Series C Preferred; provided, that the foregoing shall not prevent the conversion by Borrower of all or any of the Series C Preferred to common stock Securities of Borrower pursuant to the terms of the Series C Preferred as in existence on the date hereof, so long as such conversion does not result in a Change of Control;

               (vi) make or permit any Subsidiary of Borrower to (a) exercise any optional right of termination prior to the "Expiration Date" (as defined in the MABCO Lease, as in effect on the date hereof), or any optional right of prepayment of all or any of the liabilities under the MABCO Lease or (b) unless immediately after making such payment, no Event of Default is in existence and the outstanding principal balance of the Loans is zero, make any payment in respect of the exercise by the lessor under the MABCO Lease of its right to require the exercise of the "Termination Option" (as defined in the MABCO Lease, as in effect on the date hereof), upon the occurrence of a "Put Event" (as defined in the MABCO Lease, as in effect on the date hereof) or in respect of any guaranty of such payment obligations; or

               (vii) amend or modify in any respect the terms of the Series D Preferred or exercise any exchange or conversion rights with respect to the Series D Preferred; provided, that the foregoing shall not prevent the exchange by Borrower of all or any of the Series D Preferred for common stock Securities of Borrower as provided in the Series D Preferred.

          8.2.7. Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except for:

               (i) Distributions by any Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower;

               (ii) Distributions paid solely in common stock of Borrower, so long as such Distribution does not result in a Change of Control;

               (iii) redemption of the Series C Preferred to the extent permitted in the proviso to subsection 8.2.6(v);

               (iv) the following Distributions in respect of the Series D Preferred, all on the terms provided in the Series D Preferred: (a) Distributions in the form of common stock of Borrower or additional Series D Preferred and constituting "Contingent Value Payments"; (b) optional redemption of the Series D Preferred in exchange for common stock Securities of Borrower; (c) mandatory redemption of the Series D Preferred upon maturity thereof on March 31, 2015 in exchange for common stock Securities of Borrower; (d) redemption of the Series D Preferred upon the occurrence of a "Significant Transaction" (as defined in the Series D Preferred) in exchange for common stock Securities of Borrower; and (e) Distributions permitted pursuant to subsection 8.2.6(vii).

          8.2.8. Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and all of its Subsidiaries, for any period set forth below, exceed the amount set forth below opposite such period:

                     Period                                           Amount
                     ------                                           ------

         2 months ending June 30, 2003                             $ 2,000,000
         5 months ending September 30, 2003                        $ 5,000,000
         8 months ending December 31, 2003                         $ 9,000,000
         3 months ending March 31, 2004                            $ 7,000,000
         6 months ending June 30, 2004                             $12,000,000
         9 months ending September 30, 2004                        $17,000,000
         12 months ending December 31, 2004                        $22,000,000

     If Borrower and its Subsidiaries do not use the entire amount of Capital Expenditures permitted in the period from May 1, 2003 to and including December 31, 2003, they may carry forward to the next succeeding fiscal year any such unused amount. Any Capital Expenditures made with the proceeds of insurance or condemnation proceedings shall be excluded from the calculation of Capital Expenditures for any applicable period.

          8.2.9. Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease, transfer or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

               (i) sales of Inventory in the ordinary course of business;

               (ii) transfers of Property to Borrower by a Subsidiary of Borrower or to a Subsidiary of Borrower which is a Guarantor by another Subsidiary of Borrower;

               (iii) so long as no Default or Event of Default exists and is continuing, dispositions of Property in the ordinary course of business that is substantially worn, damaged, uneconomic or obsolete, so long as the proceeds of such dispositions are used to purchase or acquire Property that constitutes a productive asset of the general types used in the business of Borrower and its Subsidiaries, provided, that (a) the replacement Property shall be acquired within 90 days after any disposition of Property that is to be replaced and the replacement Property shall be free and clear of Liens other than Purchase Money Liens that are permitted under this Agreement and (b) the aggregate fair market value of all such Property disposed of under this clause (iii) shall not exceed $2,000,000 in the aggregate during the period commencing on the Effective Date;

               (iv) dispositions of investments described in paragraphs (iv),
          (v), (vi), (vii) and (ix) of the definition of the term "Restricted Investments";

               (v) the disposition of up to 1300 nitrogen oxide emissions allowances at fair market value and in compliance with applicable laws, prior to August 31, 2003, so long as the cash proceeds thereof are promptly delivered to Agent for application against the Obligations as provided in subsection 3.3.1; and

               (vi) sales, leases or other dispositions of Term Loan Primary Collateral (in addition to such transfers otherwise permitted hereunder) (each, a "Term Collateral Sale") at fair market value, for not less than 90% cash consideration and that have been consented to by Majority Term Lenders;

               (vii) sales, leases or other dispositions of Revolving Loan Primary Collateral (in addition to such transfers otherwise permitted hereunder) (each, a "Revolver Collateral Sale") at fair market value, for not less than 90% cash consideration and that have been consented to by Supermajority Revolving Lenders; and

               (viii) sales, leases or other dispositions constituting Mixed Asset Transactions (in addition to such transfers otherwise permitted hereunder) that have been consented to by both Majority Term Lenders and Supermajority Revolving Lenders.

          8.2.10. Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except to Borrower.

          8.2.11. Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis, unless otherwise agreed by Agent and Majority Lenders.

          8.2.12. Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

          8.2.13. Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Subsidiary of Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof, or commit, or permit any Subsidiary of Borrower to commit, to make a loan, advance or capital contribution to any joint venture arrangement or entity.

          8.2.14. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrower's Subsidiaries.

          8.2.15. Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

          8.2.16. Fiscal Year End. Change, or permit any Subsidiary of Borrower to change, its fiscal year end.

          8.2.17. Negative Pledges. Enter into any agreement limiting the ability of Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property, except pursuant to the Indentures, the City Loan Agreement and the Exchange Indentures.

          8.2.18. Structural Changes. Change its or any of its Subsidiaries' legal name, state of incorporation or organization, Type of Organization or Organizational I.D. Number, in each case without providing Agent with at least 30 days' prior written notice thereof.

          8.2.19. Payments to Unsecured Creditors. Without prior approval of the Bankruptcy Court and the prior written consent of Agent, at the direction of Majority Lenders, make any payment of any proceeds constituting part of the Collateral or other cash (including, without limitation, proceeds of Loans) to any unsecured creditor of Borrower on account of claims arising prior to the commencement of the Bankruptcy Case (including without limitation payments in respect of reclamation claims of unpaid suppliers of goods delivered to such Borrower prior to the commencement of the Bankruptcy Case (regardless of whether such claims have been granted administrative expense priority status pursuant to Section 546(c) of the Bankruptcy Code)) prior to confirmation of a Bankruptcy Plan, but excluding repayment of (i) the Prepetition Obligations, (ii) the Approved First Day Payments and (iii) up to $1,000,000 of any other payments necessary to cure defaults under any executory contracts or unexpired leases assumed by Borrower with the approval of the Bankruptcy Court.

          8.2.20. Change of Business. Change, or permit any Subsidiary to change, in any material respect, the nature of its business as conducted as of the date hereof.

          8.2.21. Prepetition Loan Documents. Dispute the validity or enforceability of (a) any of the Prepetition Loan Documents, (b) any of Borrower's obligations thereunder, (c) the validity, priority, enforceability, scope or extent of any Lien of in favor of Prepetition Agent or against any of the Prepetition Collateral or (d) the validity of any of the Prepetition Obligations, whether such dispute is brought in the Bankruptcy Case or in another judicial, administrative or other proceeding.

          8.2.22. FW Operations. On and after the Effective Date, FW shall have no assets, liabilities or obligations other than those assets acquired, and liabilities and obligations incurred by FW pursuant to the MABCO Lease and related agreements, instruments and documents, as in effect on the date hereof.

          8.2.23. Pension Plan Payments. On and after the Effective Date, make any cash pension plan payments, including payments of expenses.

     8.3. Specific Covenants.

     During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall comply with the covenants set forth in Exhibit 8.3 hereto based on GAAP as in effect prior to such change. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrower on or before the date hereof, Borrower will continue to provide Agent with certificates demonstrating compliance with such covenants.

                         SECTION 9. CONDITIONS PRECEDENT

     9.1. Conditions to Effectiveness of this Agreement.

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, this Agreement shall not be effective, and no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty, unless and until each of the following conditions has been and continues to be satisfied on or prior to May 23, 2003:

          9.1.1. Bankruptcy Case Matters. The Emergency Financing Order shall have been entered by the Bankruptcy Court in the Bankruptcy Case after notice and a hearing conducted in accordance with the Bankruptcy Code and rules thereunder, no later than 5 Business Days after the Filing Date, in form and substance satisfactory to Agent and Lenders, authorizing and approving the transactions contemplated in this Agreement and, among other things, (a) finding that Agent and Lenders are extending credit to Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code,
     (b) approving payment by Borrower of all fees and expenses described hereunder, including without limitation the Revolving Loan Closing Fees, the Term Loan Closing Fee, the Letter of Credit fees, the Unused Line Fee, the prepayment fees, the audit fees, the Revolving Credit Administrative Fee, the Term Loan Monitoring Fee and the Deferred Fee, and all costs and expenses reimburseable by Borrower hereunder, (c) providing for the automatic perfection of Agent's Liens on the Collateral, (d) granting the Obligations superpriority status pursuant to Section 364(c)(1) of the Bankruptcy Code, subject to the Carve Out and providing that no costs of administration shall be imposed against Agent, Lenders or the Collateral pursuant to Section 506(c) of the Bankruptcy Code, (e) providing for the automatic vacation of the automatic stay upon the occurrence of an Event of Default, in order to permit enforcement of remedies under the Loan Documents, including without limitation the enforcement upon 5 Business Days' prior written notice to Borrower, of remedies against the Collateral,
     (f) providing that upon the occurrence of an Event of Default, Agent and Lenders shall be permitted to immediately cease making Revolving Credit Loans, and issuing Letters of Credit and LC Guaranties and that Borrower shall be prohibited from using cash Collateral in which Agent and Lenders have an interest without Agent's prior written consent, (g) providing that proceeds of the Loans shall be used as provided herein, (h) providing that Agent's Liens on the Collateral are first priority Liens, subject only to Liens acceptable to Agent and all Lenders, (i) providing for Borrower (and its successors and assigns, but without prejudice to the rights of an official committee or other party in interest in the Bankruptcy Case to assert claims on behalf of Borrower's estate within 60 days of the Filing
     Date), to forever release, discharge and acquit Prepetition Agent and each Prepetition Lender, and their respective officers, directors, agents, attorneys and predecessors in interest, of and from any claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations of every type, including without limitation any so-called "lender liability" claims or defenses, which occurred or arose on or prior to the Filing Date with respect to Borrower, the

     Prepetition Obligations, the Prepetition Loan Documents, this Agreement, the Obligations or the Loan Documents and (j) otherwise being in form and substance satisfactory to Agent and Lenders.

          9.1.2. Final Budget. Agent and Lenders shall have received the Final Budget, in form and substance satisfactory to Agent and Lenders.

          9.1.3. First Day Orders. All first day orders entered by the Bankruptcy Court in the Bankruptcy Case or for which motion has been made on or prior to the Effective Date shall be satisfactory in form and substance to Agent and Lenders.

          9.1.4. Payment of Fees and Expenses. Borrower shall have paid all fees contemplated hereunder to be paid on the Effective Date, as well as all reasonably costs and expenses of Agent and Term Loan Representative through the Effective Date as provided herein.

          9.1.5. Documentation. On or before the Effective Date, Agent shall have received, in form and substance satisfactory to Agent and its counsel, duly executed copies of this Agreement and the other agreements, instruments, documents and other items listed on Exhibit 9.1.5 hereto.

          9.1.6. No Default. No Default or Event of Default shall exist.

          9.1.7. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9.2. Conditions to Future Advances.


     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty, unless and until each of the following conditions has been and continues to be satisfied:

          9.2.1. Documentation. Agent shall have received, in form and substance satisfactory to Agent and its counsel, such additional documents, instruments, opinions and certificates as Agent and its counsel shall require from time to time pursuant to the terms of this Agreement and the Loan Documents.

          9.2.2. No Default. No Default or Event of Default shall exist.

          9.2.3. Representations and Warranties. All representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date of such Loan, Letter of Credit or LC Guaranty.

          9.2.4. Material Adverse Effect. Since the Filing Date, other than as contemplated by the Final Budget, there has not been any material adverse change in the business, assets, financial condition, income or prospects of Borrower and its Subsidiaries taken as a whole, and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

          9.2.5. Emergency Financing Order. Prior to entry of the Final Financing Order, the Emergency Financing Order shall remain in full force and effect and shall not have been stayed, revised, vacated or otherwise modified without the prior written consent of Agent and Lenders.

          SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1. Events of Default.

     The occurrence of one or more of the following events shall constitute an "Event of Default":

          10.1.1. Payment of Obligations. Borrower shall fail to pay (a) any of the Obligations hereunder or under any Note (other than principal) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for 2 days thereafter or (b) any principal Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          10.1.2. Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrower, any Subsidiary of Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

          10.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 1.1.3, 1.3, 5.3, 5.4, 6.1.2, 6.2.4, 6.2.5, 8.1.1, 8.1.2, 8.1.4, 8.1.7,
     8.1.8, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 hereof within 5 days following the date on which Borrower is required to perform, keep or observe such covenant.

          10.1.4. Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 10 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Borrower.

          10.1.5. Default Under Financing Order, Security Documents or Other Agreements. Any event of default shall occur under, or Borrower, any of its Subsidiaries or any other Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, the applicable Financing Order, any of the Security Documents, or any of the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.6. Uninsured Losses. Any material loss, theft, damage or destruction of any material portion of the Collateral, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

          10.1.7. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower or any Subsidiary of Borrower for a period which materially and adversely affects the ability of Borrower and its Subsidiaries capacity, taken as a whole, to continue their businesses on a basis as contemplated by the Final Budget; or Borrower or any Subsidiary of Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or any Subsidiary of Borrower, the loss or revocation of which could reasonably be expected to have a Material Adverse Effect; or Borrower and its Subsidiaries shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of the business affairs of Borrower and its Subsidiaries, taken as a whole; or any material lease or agreement pursuant to which Borrower or any Subsidiary of Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, other than any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          10.1.8. Change of Control. A Change of Control shall have occurred.

          10.1.9. ERISA. The filing of a notice of intent to terminate any Plan, the treatment of a Plan amendment as a plan termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate or to appoint a trustee to administer any Plan, and in each case described above the Plan's termination or the appointment of a trustee could reasonably be expected to have a Material Adverse Effect.

          10.1.10. Challenge to Agreement. Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent; or Borrower or any other Person asserts any claims arising under Section 506(c) of the Bankruptcy Code against Agent, any Lender or the Collateral; or any Borrower, any Subsidiary of Borrower, or any Guarantor, or any Affiliate of any of them, commences any action in the Bankruptcy Case adverse to Agent or its rights and remedies under the Loan Documents.

          10.1.11. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

          10.1.12. Criminal Forfeiture. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

          10.1.13. Emergency Financing Order. Prior to the entering of a Final Financing Order, the Emergency Financing Order is stayed, reversed or vacated in any manner not acceptable to Agent and Lenders or the Emergency Financing Order is amended, modified or supplemented in a manner not permitted under this Agreement.

          10.1.14. Final Financing Order. A Final Financing Order is not entered on or before the 30th day after the Filing Date (unless a subsequent date for entering of a Final Financing Order is agreed to by Agent and all Lenders) or any such Final Financing Order is stayed, reversed or vacated in any manner not acceptable to Agent and Lenders or the Final Financing Order is amended, modified or supplemented in a manner not permitted under this Agreement.

          10.1.15. Dismissal or Conversion of Bankruptcy Case. An order is entered dismissing the Bankruptcy Case or converting it into a proceeding under Chapter 7 of the Bankruptcy Code.

          10.1.16. Appointment of Trustee or Examiner. A trustee is appointed or elected in the Bankruptcy Case, or an examiner is appointed in the Bankruptcy Case having enlarged powers beyond those set forth in Section 1106 of the Bankruptcy Code.

          10.1.17. Filing of Bankruptcy Plan. (i) Borrower fails to file a Chapter 11 plan of reorganization within 270 days after the Filing Date or
     (ii) any Person files a Chapter 11 plan in the Bankruptcy Case in form and substance unacceptable to Agent or any Lender.

          10.1.18. Superpriority Claims; Use of Cash Collateral; Additional Debt. An order is entered in the Bankruptcy Case that (a) permits Borrower to incur Indebtedness secured by any claim under Bankruptcy Code Section 364(c)(1) or by a Lien pari passu with or superior to the Lien granted to Agent hereunder, unless (i) there are no Obligations outstanding at the time of the entry of such an order and there is no requirement that Agent or any Lender extend any additional Obligations, (ii) such Indebtedness is used immediately to indefeasibly and finally pay the

     Obligations in cash in full, or (iii) such Indebtedness constitutes Permitted Purchase Money Indebtedness or (b) permits Borrower the right to use Collateral other than in accordance with the terms of the applicable Financing Order, unless (i) there are no Obligations outstanding at the time of the entry of such an order and there is no requirement that Agent or any Lender extend any additional Obligations or (ii) such Collateral is used immediately to indefeasibly and finally pay the Obligations in cash in full.

          10.1.19. Relief from Stay. An order is entered in the Bankruptcy Case granting any Person relief from the automatic stay so as to permit such Person to proceed against any material Property of Borrower.

          10.1.20. Filing of Certain Pleadings. A pleading is filed by any Person seeking relief of any of the sorts described in subsections 10.1.13, 10.1.14, 10.1.15, 10.1.16, 10.1.17, 10.1.18 or 10.1.19, which is not dismissed within 15 days.

          10.1.21. Sale. Notice is given of a sale of all or any portion of the Collateral pursuant to Section 363 of the Bankruptcy Code, which sale is not permitted hereunder or to which the appropriate number of Lenders hereunder have not consented.

          10.1.22. Material Adverse Effect. Any change shall occur after the Filing Date (other than as contemplated by the Final Budget) in Borrower's and its Subsidiaries business, assets, financial conditions, income or prospects, taken as a whole, or any event or condition exists, which in any case would be reasonably likely to have a Material Adverse Effect.

          10.1.23. Changes in Senior Management. The failure of one of John Walker or Mark Kaplan to function as chief executive officer of Borrower, unless replaced within 10 days thereafter with a chief executive officer or chief restructuring officer acceptable to Agent and Majority Lenders.

          10.1.24. Defaults. A default or breach shall occur under any agreement, document or instrument to which any Borrower or any of its Subsidiaries is a party and entered into on or after the Filing Date or assumed by Borrower during the course of the Bankruptcy Case or otherwise required to be paid during the pendency of the Bankruptcy Case, that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Borrower or any of its Subsidiaries in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

     10.2. Acceleration of the Obligations.

          (a) Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Revolving Lenders be terminated and/or (ii) Agent or Majority Lenders may and subject to Section 10.2(c) at the request of Majority Term Lenders shall, declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrower shall forthwith pay to Agent, the full amount of such Obligations.

          (b) Agent shall take such action with respect to any Default or Event of Default as shall be directed by Majority Lenders or, subject to Section 10.2(c), with respect to Term Loan Primary Collateral, as shall be directed by the Majority Term Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Agent and Lenders, including any action (or the failure to act) pursuant to the Loan Documents.

          (c) Notwithstanding anything herein contained to the contrary, the Majority Term Lenders shall not be entitled to direct Agent to exercise rights under Section 10.2(a) or (b) unless (A) the Revolving Credit Termination Date has occurred, (B) an Event of Default shall be in existence under subsection 10.1.1 because of Borrower's failure to make a payment of interest, principal, fees, expenses or other amounts due in respect of the Term Loan or (C) an Event of Default shall be in existence that reflects either a material impairment in the value of the Term Loan Primary Collateral, or a material interference with the ability of the Term Lenders to access, monitor or market a material portion of the Term Loan Primary Collateral.

          Agent and Lenders agree that if, pursuant to this Agreement, Agent is directed by Majority Term Lenders to take enforcement action against any of the Term Loan Primary Collateral, including without limitation, to pursue a sale, transfer, lease or other disposition of such Term Loan Primary Collateral, any such transaction shall be subject to Agent's right to use the Term Loan Primary Collateral (1) for a period of up to sixty (60) days after receipt by Agent of such direction (the "Completion Period"), for the purpose of finishing Inventory and selling or preparing for sale any of the Revolving Loan Primary Collateral and (2) for an additional period of up to sixty (60) days thereafter (the "Holding Period"), for the purpose of storing Inventory and selling or preparing for sale any of the Revolving Loan Primary Collateral. As between Revolving Lenders and Term Lenders, Revolving Lenders agree to bear the incremental costs and expenses of keeping the Term Loan Primary Collateral operational during the Completion Period and, throughout the Completion Period, in the same working order and repair as was the case immediately prior to the Completion
     Period (ordinary wear and tear excepted), in excess of the costs and expenses of maintaining the Term Loan Primary Collateral in a non-operational state ("Incremental Operational Costs"). Notwithstanding anything to the contrary contained herein, the Incremental Operational Costs shall be treated under this Agreement as Collateral Protection Loans relating to Revolving Loan Primary Collateral and not costs and expenses related to Term Loan Primary Collateral, and shall be repaid as provided herein for such Collateral Protection Loans. The existence of a Completion Period or Holding Period shall not prevent the preparation for sale, marketing, lease, transfer or other disposition of any of the Term Loan Primary Collateral, provided that any such activities and actions shall be completed, if applicable, subject to Agent's rights to access and use the Term Loan Primary Collateral for the purposes described herein during the Completion Period and the Holding Period.

     10.3. Other Remedies.

     Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

          10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2. The right to take immediate possession of the Collateral, and to (i) require Borrower and each of its Subsidiaries to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower or any Subsidiary of Borrower, Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Agent for storage thereof).

          10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrower agrees that 10 days' written notice to Borrower or any of its Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law.

     Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied, after allowing 2 Business Days for collection, as set forth in subsection 3.3.1, 3.3.2 or 3.4.2, as applicable. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

          10.3.4. Agent is hereby granted a license or other right to use, without charge, Borrower's and each of its Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and Borrower's and each of its Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

          10.3.5. Agent may, at its option, require Borrower to deposit with Agent funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

     10.4. Set Off and Sharing of Payments.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice to Borrower being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the priorities set forth herein.

     10.5. Remedies Cumulative; No Waiver.

     All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and Borrower or between Agent and Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrower to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent (on behalf of itself, Majority Lenders, Majority Revolving Lenders, Majority Term Lenders or all Lenders, as required pursuant to subsection 11.10) and directed to Borrower.

                              SECTION 11. THE AGENT

     11.1. Authorization and Action.

     Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

     11.2. Agent's Reliance, Etc.

     Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing,
Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower, to inspect the property (including the books and records) of Borrower, to monitor the financial condition of Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement) pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof;
(viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrower or Borrower's independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     11.3. Fleet and Affiliates.

     With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders", "Majority Lenders" and "Majority Revolving Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, Borrower, and any Person who may do business with or own Securities of Borrower all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

     11.4. Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrower.

     11.5. Indemnification.

     Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), in accordance with their respective Revolving Loan Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrower, any creditor of Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Revolving Loan Percentages, shall reimburse Agent for all such amounts.

     11.6. Rights and Remedies to be Exercised by Agent Only.

     Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

     11.7. Agency Provisions Relating to Collateral.

     Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction in full in cash of all Obligations; or
(ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof, as it may be amended from time to time (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any

Lender, except as expressly set forth in this Agreement. Agent agrees not to take any enforcement action with respect to a Mixed Asset Transaction, without direction from Supermajority Revolving Lenders, or with respect to any other Revolving Loan Primary Collateral, without direction from Majority Revolving Lenders, in each case except to the extent that Agent reasonably believes that delay in pursuing such enforcement action would have a material adverse effect on Agent's ability to maximize the realization from such Revolving Loan Primary Collateral.

     11.8. Agent's Right to Purchase Commitments.

     Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

     11.9. Right of Sale, Assignment, Participations.

     Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

          11.9.1. Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) except in connection with an Affiliate Sale, Agent must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) except in connection with an Affiliate Sale, the assigning Lender shall pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such sale or assignment and (v) each such sale or assignment by a Revolving Lender shall involve pro rata portions of the Revolving Credit Loans and Revolving Loan Commitment of the assigning Lender. Notwithstanding the foregoing, each Lender may sell or assign any portion of its rights, title, interests, remedies, powers and duties hereunder and under the other Loan Documents (each, an "Affiliate Sale") to (a) any Affiliate of such Lender or (b) any Person that is a bank, financial institution, insurance company or mutual fund in connection with the sale of all of such Lender's lending business or assets, in each case without complying with clauses (iii) and (iv) above. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Revolving Lender, if applicable, shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender.

          11.9.2. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrower, which consents shall not unreasonably be withheld,
     (viii) all amounts payable by Borrower hereunder shall be determined as if the originating Lender had not sold any such participation and (ix) no such participation shall be made by a Revolving Lender unless it involves a pro rata portion of each of the Revolving Credit Loans and Revolving Loan Commitment of the Revolving Lender granting the participation.

          11.9.3. Certain Agreements of Borrower. Borrower agrees that (i) it will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding Borrower to any potential Participant or assignee.

          11.9.4. Non U.S. Resident Transferees. If, pursuant to this Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrower either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrower) to provide the transferor Lender, Agent and Borrower a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

     11.10. Amendment.

     No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, to do any of the following: (1) change clause (ii)(a) or clause (ii)(b) of the definition of the term Borrowing Base to increase the advance percentage of 85% applicable to Eligible Accounts or the advance percentage of 85% applicable to net orderly liquidation percentages of categories or types of Eligible Inventory contained therein, or to alter the appraisal procedures applicable to Eligible Inventory,
(2) increase the aggregate Revolving Loan Commitments or the Revolving Credit Maximum Amount to an amount in excess of $210,000,000, it being understood that no Revolving Lender's Revolving Loan Commitment may be increased without its consent, (3) decrease the amount of the Availability Block to an amount below $10,000,000, (4) amend the definition of either the term Eligible Inventory or Eligible Account, if the effect of such amendment is to classify currently ineligible Inventory as Eligible Inventory or currently ineligible Accounts as Eligible Accounts, or to increase the amount of any monetary or percentage limit or sublimit contained within such definition, (5) modify clause (i), clause
(ii)(a) or clause (ii)(b) of the definition of the term Borrowing Base, if the effect of such amendment is to increase the amount of the Borrowing Base as calculated thereunder, (6) amend subsection 3.3.1, 3.3.2, 3.4.2 or 10.2, (7) reduce or increase the number of Lenders, Term Lenders or Revolving Lenders that shall be required for Lenders or any class of Lenders or any of them to take any action hereunder, (8) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, (9) amend any provision of this Agreement that requires the consent of all Lenders, or consent to or waive any breach of such provision, (10) amend the definition of the term "Majority Lenders", (11) amend this Section 11.10, (12) release any substantial portion of the Collateral, unless otherwise permitted pursuant to
Section 11.7
hereof, (13) modify the priority of application of proceeds of any Collateral or the provisions with respect to mandatory prepayments of the various Obligations, (14) increase the maximum amount of Collateral Protection Loans permitted to be made pursuant to Section 1.3, or (15) change the definition of the terms "Availability", "Conditions to Release", "Term Loan Primary Collateral" or "Revolving Loan Primary Collateral"; (ii) in writing and signed by all Revolving Lenders, to do any of the following: (1) increase the aggregate Revolving Loan Commitments, (2) reduce the principal of, or interest on, any amount payable hereunder in respect of Revolving Credit Loans or under any Revolving Note, or any fees or expenses related thereto, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) decrease any interest rate payable hereunder in respect of the Revolving Credit Loans, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder, each other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally, and other than in respect of the Term Loan and the Term Loan Notes, (5) change the definition of the term Availability Block or (6) amend the definition of the terms "Majority Revolving Lenders" and "Supermajority Revolving Lenders"; (iii) in writing and signed by all Term Lenders affected thereby, to do any of the following: (1) reduce the principal of, or interest on, any amount payable in respect of the Term Loan or under any Term Note, including any fees or expenses related thereto, (2) decrease any interest rate payable hereunder in respect of the Term Loan, (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder in respect of the Term Loan or the Term Notes or any fees or expenses related thereto, (4) amend the definition of the terms "Majority Term Lenders", "Term Loan", "Term Lender" or "Term Loan Representative", (5) amend any provision hereof that requires Agent to act at the direction of Majority Term Lenders or the Term Loan Representative, (6) increase the number of Lenders or any class of Lenders or any of them required to take any action in the case of any action requiring the consent solely of Majority Term Lenders, (7) release any Lien on any Collateral except in connection with a sale or other disposition pursuant to subsection 8.2.9, (8) amend or waive any provision of Section 5.1, 5.2, 5.3, 5.4, 6.1, 8.1.10 or 8.2.5 as it relates to the Term Loan Primary Collateral, (9) amend any provision of Section 1.3, 2.6 or 8.2.9 or (10) modify any rights expressly granted to the Term Loan Representative or any Term Lender; (iv) in writing and signed by Majority Term Lenders, to amend any Mortgage; (v) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document; and (vi) in writing and signed by Term Loan Representative in addition to the Lenders required above to affect the rights or duties of Term Loan Representative under this Agreement, any Note or any other Loan Document. Notwithstanding the foregoing, no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document or any consent to any departure by Borrower therefrom, which requires or includes a voting threshold other than Majority Lenders shall be effective unless signed by Lenders constituting at least the necessary number or percentage of Lenders required hereby for any such amendment, waiver, departure or consent.

     11.11. Resignation of Agent; Appointment of Successor.

     The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Lenders and Borrower. If the Agent shall resign under this Agreement, then, (i) subject to the consent of the Borrower (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders and the Borrower of its resignation, then the Agent shall appoint a successor agent who shall serve as Agent until such time as the Majority Lenders appoint a successor agent, subject to the Borrower's consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     11.12. Term Loan Representative.

     Each Term Lender hereby agrees that for the limited purposes described in this Agreement, and no other purposes, Manchester shall act as Term Loan Representative for all Term Lenders. A replacement Term Loan Representative may be appointed from time to time by vote of Majority Term Lenders. If no Person is acting as Term Loan Representative at any time, the rights of Term Loan Representative hereunder may not be exercised by any Term Lender. Term Loan Representative shall have no rights, obligations or duties under this Agreement, except as specifically set forth herein.

                           SECTION 12. MISCELLANEOUS

     12.1. Power of Attorney.

     Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to Borrower and in Borrower's or Agent's name, but at the cost and expense of Borrower:

          12.1.1. At such time or times as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

          12.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (v), (vii),
     (ix), (x) and (xiv) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iv) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed; (v) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (vi) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vii) receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (viii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (ix) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtor, assignment, notice or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (x) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xii) make and adjust claims under policies of insurance; (xiii) file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Agent with respect to any of the Collateral; (xiv) pay or discharge taxes or Liens (other than Liens permitted under this Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of Borrower to Agent, due and payable immediately without demand; and (xv) subject to the terms of the applicable Financing Order, do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement, including without limitation sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and, at Agent's option and Borrower's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

     The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

     12.2. Indemnity.

     Borrower hereby agrees to indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender and the officers, directors, employees and Affiliates of Agent and each Lender (collectively, the "Indemnitees") harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend each Indemnitee against and save it harmless from all claims of any Person with respect to Indemnified Liabilities (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any loss, damage, cost, expense or liability incurred by any Indemnitee or any claim asserted against any Indemnitee by any Person, directly or indirectly arising out of or attributable to (i) the use, generation, storage, release, threatened release, discharge, disposal or presence of any solid or Hazardous Materials on, under or about the Collateral or (ii) Borrower's or any other Person's failure to comply with laws applicable to solid or Hazardous Materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3. Sale of Interest.

     Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     12.4. Severability.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5. Successors and Assigns.

     This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Agent and each Lender permitted under Section 11.9 hereof.

     12.6. Cumulative Effect; Conflict of Terms.

     The provisions of the Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, and except as provided in Section 3.2, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.7. Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.8. Notice.

     Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     If to Agent:                     Fleet Capital Corporation
                                      One South Wacker Drive
                                      Suite 1400
                                      Chicago, Illinois  60606
                                      Attention:  Loan Administration Manager
                                      Facsimile No.:  (312) 827-6537

     With a copy to:                  Goldberg, Kohn, Bell, Black,
                                        Rosenbloom & Moritz, Ltd.
                                      55 East Monroe Street
                                      Suite 3700
                                      Chicago, Illinois  60603
                                      Attention:  David L. Dranoff, Esq.
                                      Facsimile No.:  (312) 332-2196

     If to Borrower:                  Weirton Steel Corporation
                                      400 Three Springs Drive
                                      Weirton, West Virginia  26062
                                      Attention:  Mark E. Kaplan
                                      Facsimile No.:  (304) 797-2991

     With a copy to:                  Weirton Steel Corporation
                                      400 Three Springs Drive
                                      Weirton, West Virginia  26062
                                      Attention:  William R. Kiefer, Esq.,
                                                  General Counsel and Secretary
                                      Facsimile No.:  (304) 797-3484

                                      and

                                      McGuire Woods LLP
                                      23rd Floor, Dominion Tower
                                      625 Liberty Avenue
                                      Pittsburgh, Pennsylvania  15222
                                      Attention:  Mark Freedlander, Esq.
                                      Facsimile No.:  (412) 667-6050

     If to Term Loan Representative:  Manchester Securities Corp.
                                      712 Fifth Avenue
                                      New York, NY 10019
                                      Attention.  Brett Cohen
                                      Facsimile No.:  (212) 974-2092

     With a copy to:                  O'Melveny & Myers LLP
                                      30 Rockefeller Plaza
                                      New York, NY 10112
                                      Attention:  Adam Harris, Esq.
                                      Facsimile No.:  (212) 408-2420


or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or
4.2.2 hereof shall not be effective until received by Agent or such Lender.

     12.9. Consent.

     Whenever Agent's, Majority Lenders', Majority Term Lenders, Majority Revolving Lenders or all Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders, Majority Term Lenders, Majority Revolving Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

     12.10. Credit Inquiries.

     Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

     12.11. Time of Essence.

     Time is of the essence of this Agreement and the other Loan Documents.

     12.12. Entire Agreement.

     This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12.13. Interpretation.

     No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.14. Confidentiality.

     Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by the Bankruptcy Court, any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14.

     12.15. GOVERNING LAW; CONSENT TO FORUM.

     THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. TO THE EXTENT APPLICABLE, AND SUBJECT TO THE BANKRUPTCY CODE, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH

COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS.

     AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, IF (I) THE BANKRUPTCY CASE IS DISMISSED OR (II) THE BANKRUPTCY COURT ABSTAINS FROM HEARING, OR REFUSES TO EXERCISE JURISDICTION OVER, ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, THEN BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 5 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16. WAIVERS BY BORROWER.

     BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (V) NOTICE OF ACCEPTANCE HEREOF AND (VI) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     12.17. Advertisement.

     Borrower hereby authorizes Agent to publish the name of Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

     12.18. Marshalling of Payments.

     Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lenders (or to Agent for the benefit of any Lenders), or Agent or any Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     12.19. Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to or would otherwise be within the limitations of another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     12.20. Obligations Several; Independence of Lenders' Obligations; Damages Waiver.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt; however, each Lender acknowledges that pursuant to the terms of this Agreement, it has agreed to act hereunder through the Agent and/or the Term Loan Representative as described herein.

     To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                          WEIRTON STEEL CORPORATION,
                            Chapter 11 Debtor-In-Possession, as Borrower


                          By______________________________________________
                          Title___________________________________________


                          FLEET CAPITAL CORPORATION,
                            as Agent and as a Revolving Lender


                          By______________________________________________
                          Title___________________________________________

                          Revolving Loan Commitment:  $50,000,000


                          FOOTHILL CAPITAL CORPORATION,
                            as a Revolving Lender


                          By______________________________________________
                          Title___________________________________________

                          Revolving Loan Commitment:  $50,000,000


                          THE CIT GROUP/BUSINESS CREDIT, INC.,
                            as a Revolving Lender


                          By______________________________________________
                          Title___________________________________________

                          Revolving Loan Commitment:  $50,000,000

                          GMAC COMMERCIAL FINANCE LLC,
                            as a Revolving Lender


                          By______________________________________________
                          Title___________________________________________

                          Revolving Loan Commitment:  $35,000,000


                          TRANSAMERICA BUSINESS CAPITAL
                            CORPORATION, as a Revolving Lender


                          By______________________________________________
                          Title___________________________________________

                          Revolving Loan Commitment:  $15,000,000


                          MANCHESTER SECURITIES CORP.,
                          as a Term Lender


                          By______________________________________________
                          Title___________________________________________

                          Term Loan Commitment:  $25,000,000

                                   APPENDIX A

                               GENERAL DEFINITIONS

     When used in the Debtor-In-Possession Loan and Security Agreement dated as of May 20, 2003, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto and Weirton Steel Corporation, as Chapter 11 Debtor and Debtor-In-Possession, as Borrower (a) the terms Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security have the respective meanings assigned thereto under the UCC; (b) all other terms indicating Collateral having the meanings assigned thereto under the UCC and such terms, including those identified in clause (a), shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Debtor-In-Possession Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          2004 Indenture - that certain Indenture dated as of July 3, 1996 between Bankers Trust Company and Borrower, pursuant to which Borrower issued $125,000,000 of 11-3/8% Senior Notes due 2004, as amended from time to time.

          2004 Senior Notes - any promissory notes, debentures or other instruments previously issued by Borrower pursuant to the 2004 Indenture, and any replacement promissory notes, debentures or other instruments issued pursuant thereto.

          2005 Indenture - that certain Indenture dated as of June 12, 1995 between Bankers Trust Company and Borrower, pursuant to which Borrower issued $125,000,000 of 10-3/4% Senior Notes due 2005, as amended from time to time.

          2005 Senior Notes - any promissory notes, debentures or other instruments previously issued by Borrower pursuant to the 2005 Indenture, and any replacement promissory notes, debentures or other instruments issued pursuant thereto.

          Account Debtor - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

          Additional Real Property - the real Property legally described on Exhibit A-7.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the voting equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agent - Fleet Capital Corporation in its capacity as agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

          Agreement - the Debtor-In-Possession Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

          Applicable Margin - the percentages set forth below with respect to the Base Rate Portion and the LIBOR Portion:

          Base Rate Portion                                          2.25%
          LIBOR Portion                                              3.75%

          Appraisal - that certain Appraisal of Weirton Steel Corporation dated as of April 14, 2003, provided by Hilco Appraisal Service, LLC, providing a statement of value of the subject machinery and equipment on the basis of a 24-month orderly liquidation value and net 24-month orderly liquidation value.

          Approved First Day Payments - any payments to vendors, customers, employees, contractors, professionals or other Persons approved in a first day order in the Bankruptcy Case and acceptable to Agent.

          Availability - the amount of additional money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), the LC Amount and any reserves is subtracted from the Borrowing Base. If the amount under clause (a) is equal to or greater than the Borrowing Base, Availability is 0.

          Availability Block - the amount indicated below for each period indicated below:

                         Period                                     Amount
                         ------                                     ------

     Effective Date to and including December 30, 2003           $10,000,000
     December 31, 2003 to and including January 30, 2004         $11,000,000
     January 31, 2004 to and including February 28, 2004         $12,000,000
     February 29, 2004 to and including March 30, 2004           $13,000,000
     March 31, 2004 to and including April 29, 2004              $14,000,000
     April 30, 2004 to and including May 30, 2004                $15,000,000
     May 31, 2004 to and including June 29, 2004                 $16,000,000
     June 30, 2004 to and including July 30, 2004                $18,000,000
     July 31, 2004 and thereafter                                $20,000,000

     The Availability Block is subject to reduction pursuant to the provisions of subsection 3.3.1.

          Avoidance Action Recoveries - means any and all recoveries of cash, Property or proceeds thereof in the Bankruptcy Case in respect of any Avoidance Actions.

          Avoidance Actions - means any and all actions in the Bankruptcy Case under any and all of Sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

          Bank - Fleet National Bank.

          Bankruptcy Case - the case under Chapter 11 of the Bankruptcy Code in which Borrower is the debtor and the debtor-in-possession, pending before the Bankruptcy Court.

          Bankruptcy Code - means the United States Bankruptcy Code, 11 U.S.C.
     Section 101 et seq., as in effect on the Filing Date and as amended from time to time.

          Bankruptcy Court - means the United States Bankruptcy Court for the Northern District of West Virginia having jurisdiction over the Bankruptcy Case.

          Bankruptcy Plan - a final plan for Borrower confirmed by final order of the Bankruptcy Court in the Bankruptcy Case, in form and substance satisfactory to Agent and Lenders.

          Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Base Rate Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

          Bonds - the Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 issued by the City of Weirton, West Virginia.

          Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (i) the Revolving Credit Maximum Amount; or

               (ii) an amount equal to:

                    (a) 85% of the net amount of Eligible Accounts outstanding at such date; plus

                    (b) the least of (1) up to 85% (or such lesser percentage as Agent may determine from time to time in its reasonable credit judgment), of the net orderly liquidation percentage of each category or type of Eligible Inventory, as determined by Hilco Appraisal Services, LLC or another appraiser acceptable to Majority Revolving Lenders, and reflected in the most recent Inventory appraisal delivered to Agent under the Agreement, (2) 65% of the aggregate book value of Eligible Inventory, or (3) $100,000,000; minus

                    (c)  the Availability Block.

     The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Agent, as Agent shall deem necessary or appropriate in its reasonable credit judgment.

          For purposes hereof, (1) the sum of clauses (a) plus (b) minus (c) shall be limited to (i) 85% of Accounts as reflected from time to time on the Consolidated financial statements of Borrower, as such calculation is determined pursuant to the Exchange Indentures as in effect on the Filing Date and (ii) 65% of Inventory as reflected from time to time on the Consolidated financial statements of Borrower, as such calculation is determined pursuant to the Exchange Indentures as in effect on the Filing Date, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time (provided, that such amounts shall not be subtracted from the net amount of Eligible Accounts to the extent already taken into account in determining the gross amount of Eligible Accounts or in the form of a reserve pursuant to subsection 1.1.1 of the Agreement) and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

          Borrowing Base Certificate - a certificate by a responsible officer of Borrower, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment based on the terms of the Agreement, any such calculation after giving notice thereof to the Borrower, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Wisconsin or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Carve Out - as defined in the then applicable Financing Order.

          Change of Control - any Person shall own or control either (i) more than 50% of the aggregate issued and outstanding Voting Stock of Borrower or (ii) a sufficient percentage of the issued and outstanding Voting Stock of Borrower to elect or control the majority of the board of directors of Borrower; or Borrower shall fail to own and control 100% of the Securities of its Subsidiaries; or a "Change of Control" (as is defined in the Exchange Note Indenture, as it exists on the date hereof) shall have occurred; or a "Significant Transaction" (as defined in the Series D Preferred) shall have occurred.

          City Loan Agreement - the Loan Agreement dated as of November 1, 1989 between Borrower and the City of Weirton, West Virginia and executed in connection with certain Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989, issued on November 1, 1989.

          Code - the Internal Revenue Code of 1986, as amended, and any successor statute, and all rules and regulations promulgated thereunder.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Collateral Protection Loans - as defined in subsection 1.1.4 of the Agreement.

          Completion Period - as defined in Section 10.2 of the Agreement.

          Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

          Computer Hardware and Software - all of Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          Conditions to Release - each of the following: (a) entry by the Bankruptcy Court of the Final Financing Order and (b) delivery to Agent and Term Loan Representative of a final mortgagee title insurance policy, in the form of the applicable Title Commitment and issued by the same title insurance company, with respect to each parcel of real Property so identified in Section 5.4 of the Agreement.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Contract Right - as to any Person, any right of such Person to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

          Contractual Obligation - as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          Current Assets - at any date means the amount of assets of a Person that would be properly classified as current assets on a balance sheet at such date in accordance with GAAP.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Deferred Fee - as defined in Section 2.14 of the Agreement.

          Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

          Distribution - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) whether direct or indirect and (ii) the redemption, retirement, sinking fund, purchase or acquisition of Securities of such Person, as the case may be.

          Dominion Account - a special bank account or accounts of Agent established by Borrower pursuant to subsection 6.2.4 of the Agreement at banks selected by Borrower, but acceptable to Agent in its discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          Effective Date - the date upon which all conditions contained in
     Section 9.1 of the Agreement have first been satisfied.

          Eligible Account - an Account arising in the ordinary course of the business of Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment based on the terms of the Agreement, deems to be an Eligible Account. Without limiting the generality of the foregoing, and without duplication with any reserves against Eligible Accounts established under subsection 1.1.1 of the Agreement, no Account shall be an Eligible Account if:

               (i) it arises out of a sale made or services rendered by Borrower to a Subsidiary of Borrower or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

               (ii) it remains unpaid more than 60 days after the original due date; or

               (iii) it remains unpaid more than 90 days after the original invoice date, except with respect to up to $20,000,000 in the aggregate of Accounts outstanding at any time which remaining unpaid more than 91 days, but less than 121 days after the original invoice date; or

               (iv) the total unpaid Eligible Accounts of the Account Debtor exceed 15% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

               (v) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

               (vi) the Account Debtor is also a creditor or supplier of Borrower or any Subsidiary of Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower or any Subsidiary of Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or

               (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws or any similar law, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or an involuntary case has been filed against such Account Debtor under the federal bankruptcy laws or any similar law, or any other petition or other application for relief under the federal bankruptcy laws or any similar law, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

               (viii) it arises from a sale made or services rendered to an Account Debtor outside the United States, Puerto Rico or Canada; or

               (ix) (1) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, or any other repurchase or return basis; or (2) it is subject to a reserve established by Borrower for potential returns or refunds, to the extent of such reserve; or

               (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

               (xi) it is not at all times subject to Agent's duly perfected, first priority security interest (subject only to the Carveout) or is subject to a Lien that is not a Permitted Lien; or

               (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

               (xiii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

               (xiv) Borrower or a Subsidiary of Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of any Account or any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

               (xv) 25% or more of the Accounts owing from the Account Debtor (other than Crown Cork & Seal, Inc. and its Affiliates) are not Eligible

          Accounts hereunder; or, in the case of Crown Cork & Seal, Inc.
          and its Affiliates, taken as a whole, 10% or more than the Accounts owing from such Account Debtor are not Eligible Accounts hereunder, in each case, solely because of the application of clauses (ii) and (iii) of this definition; or

               (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the limit provided in clause
          (ii) of this definition; or

               (xvii) it represents service charges, late fees or similar charges; or

               (xviii) the Account Debtor is Crown Cork & Seal, Inc. or one of its Affiliates and the aggregate Accounts owing by Crown Cork & Seal, Inc. and its Affiliates, taken as a whole, exceed $15,000,000; provided, that Agent may further reduce such amount from time to time in its discretion), but solely to the extent of such excess; or

               (xix) it arises under a lease by Borrower to the Account Debtor;
          or

               (xx) it is not otherwise acceptable to Agent in its reasonable credit judgment.

          Eligible Inventory - Inventory of Borrower (other than packaging materials and supplies, tooling, samples and literature) which Agent, in its reasonable credit judgment based upon the terms of the Agreement, deems to be Eligible Inventory. Without limiting the generality of the foregoing, and without duplication with any reserves against Eligible Inventory established under subsection 1.1.1 of the Agreement, no Inventory shall be Eligible Inventory if:

               (i) it is not raw materials, work in process that is, in Agent's opinion, readily marketable in its current form or finished goods which meet the specifications of the purchase order or contract for such Inventory, if any;

               (ii) it is fuel oil, coke breeze, sump breeze, store supplies, melting slag or dross; or

               (iii) it is not in good, new and saleable condition or is otherwise unmerchantable; or

               (iv) it is slow-moving or obsolete; or

               (v) it does not meet all standards imposed by any governmental agency or authority; or

               (vi) it does not conform in all respects to any covenants, warranties and representations set forth in the Agreement applicable to it; or

               (vii) it is not at all times subject to Agent's duly perfected, first priority security interest pursuant to the applicable Financing Order (subject only to the Carveout) or is subject to a Lien that is not a Permitted Lien; or

               (viii) it is not situated at a location in compliance with the Agreement, provided that Inventory situated at a location not owned by Borrower will be Eligible Inventory only (a) if it is consignment Inventory, Borrower has complied with the requirements of Agent and Majority Revolving Lenders with respect thereto or (b) if it is otherwise situated at a location not owned by Borrower, (I) at least $100,000 in Inventory is situated at such location and (II) Agent has received a satisfactory landlord's agreement, processor letter or bailee letter, as applicable, with respect to such location, and in the case of Inventory located with a processor or bailee, Agent has filed an appropriate UCC financing statement covering such Inventory showing the processor as debtor, Borrower as secured party and Agent as assignee of secured party; or

               (ix) it is in transit; or

               (x) it is not otherwise acceptable to Agent in its reasonable credit judgment.

          Emergency Financing Order - a financing order entered in the Bankruptcy Case within 5 days following the Filing Date, but prior to the satisfaction of the fifteen (15) day notice period contained in Rule 4001(c) of the Federal Rules of Bankruptcy Procedure, authorizing Borrower to obtain the financing and to grant the Liens contemplated by and described in this Agreement, in form and substance satisfactory to Agent and Lenders, as amended, modified or supplemented from time to time with the prior written consent of all Lenders; provided, however, that if the purpose of such amendment, modification or supplement is solely to reflect an amendment, modification or supplement to the Agreement, then such amendment, modification or supplement of the Emergency Financing Order shall only require the approval of such number of Lenders as would be required to approve such amendment, modification or supplement under subsection 11.10 of the Agreement.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to health, safety and environmental matters.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 10.1 of the Agreement.

          Exchange Act - the Securities Act of 1934, as amended, and any successor statute, and all rules and regulations promulgated thereunder.

          Exchange Bond Indenture - the Indenture of Trust pursuant to which Exchange Bonds were issued in connection with the Permitted Note Exchange Offer.

          Exchange Bonds - the bonds issued in exchange for the bonds originally issued pursuant to the City Loan Agreement.

          Exchange Indentures - collectively (i) the Exchange Note Indenture and
     (ii) the Exchange Bond Indenture, each in form and substance reasonably acceptable to Agent, as each such Indenture is amended from time to time.

          Exchange Instruments - any promissory notes, bonds, debentures or other instruments issued by Borrower pursuant to either Exchange Indenture in connection with the Permitted Note Exchange Offer, including without limitation the Exchange Bonds and the Exchange Notes, and any replacement bonds, promissory notes, debentures or other instruments issued pursuant thereto.

          Exchange Intercreditor Agreement - the Intercreditor Agreement executed by the collateral agent under the Junior Intercreditor Agreement, the indenture trustee under the Exchange Note Indenture, the indenture trustee under the Exchange Bond Indenture and the Prepetition Agent.

          Exchange Loan Agreement - the Agreement between the City of Weirton, West Virginia and Borrower executed in connection with the Exchange Bonds.

          Exchange Note Indenture - the Indenture pursuant to which Exchange Notes were issued in connection with the Permitted Note Exchange Offer.

          Exchange Notes - the notes issued in exchange for the notes originally issued pursuant to the Indentures.

          Filing Date - May 19, 2003.

          Final Budget - a budget of Borrower, including balance sheets, income statements, and cash flow statements, on a monthly line-item basis, for the period from May 1, 2003 through and including December 31, 2004, in form and substance acceptable to Agent and Lenders, as shown on Exhibit 7.1.12, together with supporting schedules previously delivered to lenders.

          Final Financing Order - a final order entered in the Bankruptcy Case after the satisfaction of the fifteen (15) day notice period contained in Rule 4001(c) of the Federal Rules of Bankruptcy Procedure, authorizing Borrower to obtain the financing and to grant the Liens contemplated by and described in this Agreement, in form and substance substantially similar to the Emergency Financing Order and otherwise in form and substance satisfactory to Agent and Lenders, as amended, modified or supplemented from time to time with the prior written consent of all Lenders; provided, however, that if the purpose of such amendment, modification or supplement is solely to reflect an amendment, modification or supplement to the

     Agreement, then such amendment, modification or supplement of the Final Financing Order shall only require the approval of such number of Lenders as would be required to approve such amendment, modification or supplement under subsection 11.10 of the Agreement.

          Financing Order - the Emergency Financing Order or the Final Financing Order, as applicable.

          FW - FW Holdings, Inc.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          GO Facility - Borrower's general office facility located at 400 Three Springs Drive, Weirton, West Virginia.

          GO/RD Indebtedness - Indebtedness for Money Borrowed of Borrower in an aggregate principal amount not in excess of $3,100,000, owing to Steelworks Community Federal Credit Union.

          Guarantors - each Person who hereafter guarantees payment or performance of the whole or any part of the Obligations.

          Guaranty Agreements - each guaranty hereafter executed by any Guarantor.

          Hazardous Materials - any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any persons in the vicinity of any Property or to the indoor or outdoor environment.

          Holding Period - as defined in Section 10.2 of the Agreement.

          Hot Mill Collateral - the real Property constituting Borrower's Hot Strip Mill located at Borrower's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils and which is legally described on Exhibit A-1 attached to the Agreement, together with Intellectual Property and Computer Hardware and Software used in connection with the operation and maintenance of the Hot Strip Mill and all Equipment and Fixtures now or hereafter located thereon (whether or not later moved), including without limitation the Equipment listed on Exhibit A-2 attached to the Agreement.

          Incremental Operational Costs - as defined in Section 10.2 of the Agreement.

          Indebtedness - as applied to a Person means, without duplication:

               (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

               (ii) all obligations of other Persons which such Person has guaranteed;

               (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

               (iv) Derivative Obligations;

               (v) all obligations in respect of preferred stock Securities, to the extent subject to mandatory redemption; and

               (vi) in the case of Borrower (without duplication), the Obligations.

          Indemnified Liabilities - collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing Section 12.2 of the Agreement), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of a Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

          Indemnitees - as defined in Section 12.2 of the Agreement.

          Indentures - collectively, the 2004 Indenture and the 2005 Indenture.

          Intellectual Property - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

          Interest Period - as applicable to any LIBOR Portion, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months or three (3) months later, as may then be requested by Borrower; provided that
     (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months or three (3) months (depending upon which Interest Period Borrower selects) in the Term, unless Borrower and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

          Interim Amount - the Prepetition Obligations, plus $7,500,000.

          Interim Period - the period commencing with the entry of the Emergency Financing Order and ending on the earlier to occur of (a) the entry of the Final Financing Order and (b) the date that is 30 days after the Filing Date.

          Junior Intercreditor Agreement - the Collateral Agency and Second Lien Intercreditor Agreement dated as of June 18, 2002 among the collateral agent thereunder, the indenture trustee under the Exchange Note Indenture and the indenture trustee under the Exchange Bond Indenture.

          Junior Security Documents - the deeds of trust, security agreements and other agreements, instruments and documents now or hereafter securing all or any portion of the Indebtedness under the Exchange Indentures.

          LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

          LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any standby letter of credit.

          LC Obligations - any Obligations that arise from any draw against any Letter of Credit or against any Letter of Credit supported by an LC Guaranty.

          Letter of Credit - any standby letter of credit issued by Agent, Bank or any other Affiliate of Agent for the account of Borrower.

          LIBOR - as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two
     (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

          LIBOR Interest Payment Date - the first day of each calendar month during and immediately following the applicable Interest Period.

          LIBOR Option - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

          LIBOR Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which was commenced and not terminated.

          LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Agent requesting that interest on a Revolving Credit Loan be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Portion, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower or its applicable Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and, therefor, such Property shall be deemed Property of Borrower or such Subsidiary subject to a Lien.

          Loan Account - the loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

          Loan Documents - the Agreement, the applicable Financing Order, the Other Agreements and the Security Documents.

          Loans - all loans and advances of any kind made by Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement, including without limitation the Revolving Credit Loans, the Swingline Loans, the Term Loan and the Collateral Protection Loans.

          London Banking Day - any date on which commercial banks are open for business in London, England.

          MABCO Lease - the Lease Agreement dated as of October 26, 2001 between MABCO Steam Company, LLC and FW Holdings, Inc., with respect to the Foster Wheeler Steam Generating Facility and certain related assets, as it may be amended from time to time.

          Majority Lenders - as of any date prior to the termination of the Revolving Loan Commitments, Revolving Lenders and Term Lenders holding 51% or more of the outstanding Revolving Loan Commitments and the aggregate principal balance of the Term Loan determined on a combined basis; and following the termination of the Revolving Loan Commitments, Lenders holding 51% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrower or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 3 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 3 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Revolving Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder as a Revolving Lender shall be calculated with reference to its outstanding Revolving Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

          Majority Revolving Lenders - as of any date prior to termination of the Revolving Loan Commitments, Revolving Lenders holding 51% or more of the outstanding Revolving Loan Commitments determined on a combined basis; and following the termination of the Revolving Loan Commitments, Revolving Lenders holding 51% or more of the outstanding Revolving Loans, LC Amount and LC Obligations not yet reimbursed by Borrower or funded with outstanding Revolving Credit Loans; provided, that (i) in each case, if there are 3 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 3 Lenders shall be required to constitute Majority Revolving Lenders; and
     (ii) prior to termination of the Revolving Loan Commitments, if any Revolving Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder as a Revolving Lender shall be calculated with reference to its outstanding Revolving

     Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

          Majority Term Lenders- as of any date, Term Lenders holding 51% or more of the outstanding Term Loan.

          Manchester - Manchester Securities Corp.

          Margin Stock - as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrower and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrower and its Subsidiaries to perform their obligations hereunder or under any Loan Document.

          Mixed Asset Transaction - as defined in subsection 3.3.2 of the Agreement.

          Money Borrowed - means, (i) Indebtedness arising from the lending of money by any Person to Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and
     (v) Indebtedness of Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables unless past due more than 6 months from the date of incurrence of the obligation in respect thereof, or any other accrued expenses.

          Mortgages - the Deeds of Trust or mortgages, as the case may be, now or hereafter executed by Borrower in favor of Agent, for the benefit of itself and Lenders, by which Borrower has granted to Agent, as security for the Obligations, a Lien upon the real Property of Borrower described on
     Exhibit 5.4, and all other mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

          Multiemployer Plan - any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) in respect of which Borrower or any of its Subsidiaries is or was (or with the application of Section 4212(c) of ERISA would be) (i) an

     "employer" as defined in Section 3(5) of ERISA or (ii) a "seller" as defined in Section 4204 of ERISA.

          No. 9 Tandem Mill - the Property, inclusive of fence, buildings, other improvements, fixtures and Equipment located in Borrower's Strip Steel Department at its mill in Weirton, West Virginia.

          Notes - collectively, the Revolving Notes and the Term Notes.

          Obligations - all Loans, all LC Obligations, indemnities and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent, for its own benefit, from Borrower to Agent for the benefit of any Lender, from Borrower to any Lender or from Borrower to Bank or, solely with respect to Product Obligations, any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Agent, any Lender, Bank or any other Affiliate of Agent.

          Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

          Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

          Overadvance - the amount, if any, by which the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrower or funded with a Revolving Credit Loan, plus reserves, exceeds the Borrowing Base.

          PBGC - the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor agency.

          Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

          Permitted Note Exchange Offer - collectively, exchange offers made by Borrower and the City of Weirton, West Virginia to the holders of (i) both issues of the Senior Notes and (ii) the Bonds, as the case may be, wherein such Person offered to exchange and accepted for exchange, up to the entire outstanding principal amount of such securities.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower and its Subsidiaries at the time outstanding after the Effective Date, does not exceed $5,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV of ERISA, and in respect of which Borrower or any of its Subsidiaries is to was (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          Prepetition Agent - Fleet Capital Corporation.

          Prepetition Collateral - all collateral securing the Prepetition Obligations.

          Prepetition Lenders - the lenders under the Prepetition Agreement.

          Prepetition Loan Agreement - the Amended and Restated Loan and Security Agreement dated as of May 3, 2002, by and among Prepetition Agent, individually and as Agent, Foothill Capital Corporation, individually and as Syndication Agent, The CIT Group/Business Credit, Inc., individually and as a Documentation Agent, GMAC Business Credit, LLC, individually and as a Documentation Agent, the other financial institutions which are or become parties thereto and Weirton Steel Corporation, as amended through the Filing Date.

          Prepetition Loan Documents - the Prepetition Loan Agreement and all other agreements, instruments and documents evidencing or securing the Prepetition Obligations.

          Prepetition Obligations - all of the Indebtedness and obligations outstanding as of the Filing Date under the Prepetition Loan Documents.

          Proceeds Receipts - as defined in subsection 3.3.1 of the Agreement.

          Product Obligations - every obligation of Borrower under and in respect of any one or more of the following types of services or facilities extended to Borrower by Bank, Agent or any Affiliate of Bank or Agent: (i) cash management or related services including the automatic clearing house transfer of funds for the account of Borrower pursuant to agreement or overdraft and
     (ii) cash management, including controlled disbursement services.

          Project Assets - all of the pollution control Equipment and Fixtures located at Borrower's Weirton, West Virginia steel-making facility, the purchase and/or installation of which were financed or refinanced with the proceeds of the Bonds.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          RD Facility - Borrower's Research and Development Facility located on Three Springs Drive, Weirton, West Virginia.

          Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, (including without limitation a loan, advance or capital contribution in connection with any joint venture investment) or otherwise, or in any Property except the following:

               (i) investments by Borrower, to the extent existing on the date hereof, in one or more Subsidiaries of Borrower;

               (ii) investments by Borrower or its Subsidiaries in Property to be used in the ordinary course of business;

               (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower or any of its Subsidiaries;

               (iv) investments made and maintained only at such time as there are no Loans outstanding, in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (v) investments made and maintained only at such time as there are no Loans outstanding, in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

               (vi) investments made and maintained only at such time as there are no Loans outstanding, in commercial paper given a rating of not lower than A-2/P-2 by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

               (vii) investments made and maintained only at such time as there are no Loans outstanding, in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

               (viii) investments existing on the date hereof and listed on
          Exhibit 8.2.12 hereto;

               (ix) investments consisting of shares of common stock of Metals USA Inc. received by Borrower under Metals USA Inc.'s plan of reorganization; and

               (x) investments otherwise expressly permitted pursuant to the Agreement.

          Revolver Collateral Sale - as defined in subsection 8.2.9 of the Agreement.

          Revolving Credit Loan - a Loan made by any Revolving Lender pursuant to Section 1.1 of the Agreement.

          Revolving Credit Maximum Amount - an amount equal to (a) the Interim Amount, during the Interim Period and (b) from and after the entry of the Final Financing Order, $200,000,000, as either such amount may be reduced or increased from time to time pursuant to the terms of the Agreement.

          Revolving Credit Termination Date - the earlier to occur of (a) the repayment in full of the Revolving Credit Loans and the termination of all Revolving Loan Commitments or (b) the termination of the Revolving Loan Commitments pursuant to Section 4.

          Revolving Lender - any Lender with a Revolving Loan Commitment or that holds any portion of the Revolving Credit Loans.

          Revolving Loan Administrative Fee - as defined in Section 2.13 of the Agreement.

          Revolving Loan Closing Fees - as defined in Section 2.5 of the Agreement.

          Revolving Loan Commitment - with respect to any Revolving Lender, the amount of such Revolving Lender's Revolving Loan Commitment pursuant to subsection 1.1.1 of the Agreement, as set forth below such Revolving Lender's name on the signature page hereof.

          Revolving Loan Percentage - with respect to each Revolving Lender, the percentage equal to the quotient of such Revolving Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

          Revolving Loan Primary Collateral - all Property of Borrower and each Subsidiary of Borrower, other than the Term Loan Primary Collateral.

          Revolving Notes - the Secured Promissory Notes executed by Borrower on or before the Effective Date in favor of each Revolving Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

          Security - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

          Security Documents - the Guaranty Agreements, the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Senior Notes - collectively, the 2004 Senior Notes and the 2005 Senior Notes.

          Series C Preferred - Borrower's Series C Junior Redeemable Convertible Preferred Stock.

          Series D Preferred - Borrower's Series D Exchangeable Redeemable Preferred Stock.

          Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Steel Strapping - The Steel Strapping Company LLC.

          Stock Plans - collectively, Borrower's 1984 Employee Stock Ownership Plan and Borrower's 1989 Employee Stock Ownership Plan, as each existed on the November 1, 2001.

          Subordinated Debt - Indebtedness of Borrower or any Subsidiary of Borrower that is subordinated to the Obligations in a manner satisfactory to Agent, and contains terms, including without limitation, payment terms, satisfactory to Majority Lenders.

          Subsequent Budget - as defined in subsection 8.1.3(iii) of the Agreement.

          Subsidiary - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Supermajority Revolving Lenders - as of any date prior to termination of the Revolving Loan Commitments, Revolving Lenders holding 77% or more of the outstanding Revolving Loan Commitments determined on a combined basis; and following the termination of the Revolving Loan Commitments, Revolving Lenders holding 77% or more of the outstanding Revolving Loans, LC Amount and LC Obligations not yet reimbursed by Borrower or funded with outstanding Revolving Credit Loans; provided, that (i) in each case, if there are 3 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 3 Lenders shall be required to constitute Majority Revolving Lenders; and
     (ii) prior to termination of the Revolving Loan Commitments, if any Revolving Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder as a Revolving Lender shall be calculated with reference to its outstanding Revolving Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

          Swingline Loans - as defined in subsection 1.1.5 of the Agreement.

          Tandem Mill Collateral - the real Property constituting Borrower's No. 9 Tandem Mill located at Borrower's Weirton, West Virginia steel-making facility and which is legally described on Exhibit A-3 attached to the Agreement, together with all Intellectual Property and Computer Hardware and Software used in connection with the operation and maintenance of Borrower's No. 9 Tandem Mill and all Equipment and Fixtures now or hereafter located thereon (whether or not later moved), including without limitation the Equipment listed on Exhibit A-4 attached to the Agreement.

          Term - as defined in Section 4.1 of the Agreement.

          Term Collateral Sale - as defined in subsection 8.2.9 of the Agreement.

          Term Lender - any Lender with a Term Loan Commitment or that holds any part of the Term Loan.

          Term Loan - as defined in Section 1.3 of the Agreement.

          Term Loan Cash Collateral - as defined in Section 1.3 of the
     Agreement.

          Term Loan Closing Fee - as defined in Section 2.3 of the Agreement.

          Term Loan Commitment - with respect to any Term Lender, the amount of such Term Lender's Term Loan Commitment pursuant to Section 1.3 of the Agreement, as set forth below such Term Lender's name on the signature pages hereof.

          Term Loan Commitment Letter - that certain commitment letter dated as of May 3, 2003 between Borrower and Manchester.

          Term Loan Primary Collateral - all right, title and interest of Borrower or any of its Subsidiaries in and to the Term Loan Cash Collateral, the Tin Mill Collateral, the Tandem Mill Collateral, the RD Facility, the Hot Mill Collateral, the Project Assets, and all other Goods, Fixtures, Equipment (including all machinery, computers, data processing, computer or office equipment (except to the extent relating to Accounts or other Revolving Loan Primary Collateral), all furniture and all trucks and other vehicles), and real Property of Borrower and any Subsidiary of Borrower, including all Equipment and Fixtures identified in the Appraisal, in each case whether now owned or hereafter existing, including any leasehold interests with respect to the foregoing.

          Term Loan Representative - Manchester or such other Person that succeeds Manchester as Term Loan Representative under the Agreement.

          Term Notes - the Secured Promissory Notes to be executed by Borrower on or before the Effective Date in favor of each Term Lender to evidence its Term Loan, which shall be in the form of Exhibit 1.3 to the Agreement, together with any replacement or successor notes therefor.

          Tin Mill Collateral - the real Property constituting Borrower's Tin Mill located at Borrower's Weirton, West Virginia steel-making facility and which is legally described on Exhibit A-5 attached to the Agreement, together with all Intellectual Property and Computer Hardware and Software used in connection with the operation and maintenance of the Tin Mill and all Equipment and Fixtures now or hereafter located thereon (whether or not later moved), including without limitation the Equipment listed on Exhibit A-6 attached to the Agreement.

          Title Commitments - as defined in Section 5.4 of the Agreement.

          Total Credit Facility - $225,000,000, as reduced from time to time pursuant to the terms of the Agreement.

          Transportation Equipment - the railroad locomotives and railcars owned by Borrower and listed on Exhibit A-8 to the Prepetition Loan Agreement.

          Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

          UCC - the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

          Unused Line Fee - as defined in Section 2.5 of the Agreement.

          Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

          Webco - WeBCo International LLC.

          WVH - Weirton Venture Holdings Corp.

     OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

     CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. The use of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS

Exhibit 1.1                Form of Revolving Note
Exhibit 1.2                Existing Letters of Credit
Exhibit 1.3                Form of Term Note
Exhibit 3.1.1              Form of Loan Borrowing Request
Exhibit 5.4                Real Property
Exhibit 6.1.1              Business Locations
Exhibit 7.1.1 Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Exhibit 7.1.4              Capital Structure of Borrower and each Subsidiary
Exhibit 7.1.5              Names; Organization
Exhibit 7.1.12             Final Budget
Exhibit 7.1.13             Surety Obligations
Exhibit 7.1.14             Tax Identification Numbers of Subsidiaries
Exhibit 7.1.16             Intellectual Property
Exhibit 7.1.19             Contracts Restricting Right to Incur Debts
Exhibit 7.1.20             Litigation
Exhibit 7.1.22             Capitalized and Operating Leases
Exhibit 7.1.23             Pension Plans
Exhibit 7.1.25             Labor Relations
Exhibit 7.1.26             Third Party Property
Exhibit 8.1.3              Form of Compliance Certificate
Exhibit 8.1.4              Form of Borrowing Base Certificate
Exhibit 8.2.3              Existing Indebtedness
Exhibit 8.2.4              Affiliate Transactions
Exhibit 8.2.5              Permitted Liens
Exhibit 8.2.12             Permitted Investments
Exhibit 8.3                Covenants


Exhibit A-1                Hot Mill Real Property
Exhibit A-2                Hot Mill Equipment
Exhibit A-3                Tandem Mill Real Property
Exhibit A-4                Tandem Mill Equipment
Exhibit A-5                Tin Mill Real Property
Exhibit A-6                Tin Mill Equipment
Exhibit A-7                Additional Real Property



                                List of Exhibits